                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 7th Level, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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Notes:

                          [LETTERHEAD OF 7TH LEVEL]
                                                                   June 10, 1998
Dear 7th Level Shareholder,

     The past 1 1/2 years have been tumultuous for the Company and have tested the mettle of all shareholders, directors, management and employees alike. The Company's CEO and CFO resigned in March 1997, following which I accepted the position of Chairman. In light of the contracted market and intense competition in the CD-ROM business and the Company's failure to compete successfully in that industry, my appointment came with the mandate to develop a new business strategy. Working together with Bob Ezrin, until recently interim CEO, and Richard Merrick, our new CEO, and our current complement of executives, engineers and other smart and dedicated employees we believe we have accomplished that goal.

     Leveraging the significant investment made by the Company in its unique technological approach to animation and interactivity, the Company's intellectual capital and human resources were redirected to mold the Company into a credible network technology Company, with its initial product thrust being technology to prepare and deliver interactive animation to the internet. To date marketing and strategic relationships have been forged with Real Networks, the leader in streaming technology, broadcast.com (formerly AudioNet), one of the most popular advertiser based websites and WaveTop, a division of WavePhore, Inc., a leader in modemless data broadcast. The Company has been negotiating with several leading website sponsors and expects to announce the first group of early adopters in the very near future. The Company will begin marketing its first commercial technology product in early summer 1998, Agent 7, one version of which will be marketed directly by the Company and a special version of Agent 7 will be marketed with RealNetworks. The Company expects to announce additional products and estimated release dates in the next few months.

     To finance operating and development costs over the course of the last year the Company successfully sold operating units consisting of development teams, intellectual property rights and partially completed CD-ROM titles, and, in April 1998 accepted commitments for a $10 million private placement of convertible preferred stock and notes exchangeable for convertible preferred stock. The private placement was completed early in May.

     The private placement was facilitated by the use of convertible preferred stock for several reasons, an important one being that the Company did not have authority to issue the number of new shares of common stock that were necessary. In addition, there were insufficient shares of common stock available to grant options in common stock to new management and ongoing employees, resulting in option grants made in preferred stock. The Board of Directors believes it is in the best interest of all shareholders for management's option grants to be in common stock as opposed to preferred stock. In addition, the Board believes it is also in the best interest of shareholders for the new investors and management to be aligned as common stock holders as quickly as possible. In order to ultimately migrate the currently outstanding preferred stock into common stock an affirmative vote on the proposal to increase the authorized shares is required. Additional authorized shares will also be required to facilitate acquisitions, and public and private financings if in the future any or all of such transactions are in the best interests of the Company. The internet technology industry moves and changes with unprecedented speed. A good idea that cannot be executed upon promptly cannot enhance shareholder value, and perhaps worse, demotivates the stakeholder who developed the idea or opportunity. The management and employees of the Company are working diligently to take advantage of every opportunity to enhance shareholder value. We are asking our shareholders to provide the necessary tools.

     There is one other item on the agenda concerning preferred stock. The private placement investors expected to receive convertible preferred stock with the same voting rights as would have been inherent in the common shares into which the preferred stock is intended to be convertible. Due to an ambiguity in the Company's Certificate of Incorporation as it relates to Delaware law, counsel advised the Company that they could not favorably opine on the enforceability of such voting rights. Consequently the investors agreed to accept preferred stock with substantially fewer associated votes but with substantially more favorable economics. They did, however, agree to exchange the preferred stock they received for the preferred stock originally intended if the shareholders favorably clarified the right to permit the preferred stock to vote as common stock. Management firmly believes that it is in the best interests of all shareholders to permit such voting. It is fairly common in Delaware and other states to permit preferred stock to vote other than on the basis of one vote per share of preferred stock. Clarifying this issue permanently and unambiguously, will result in exchange of the currently issued Class A preferred stock for Class B preferred and therefore benefit the Company and all other shareholders from a financial perspective. It will also provide the Company with flexibility with respect to possible future issuances of preferred stock, if desirable or appropriate to finance such activities as possible future acquisitions, technology development, joint ventures and other corporate requirements.

     Your vote is important. Please cast your affirmative vote on your proxy card for an increase in the authorized common shares to 100 million, and for amending the Certificate of Incorporation to permit issuance of preferred stock with attendant voting rights other than one vote per share. Thank you for your support.

Sincerely yours,

/s/ Donald Schupak

Donald Schupak
Chairman of the Board



PS- About the absence of a glossy annual report: I am sure you all understand that the speed of recent events and the need to focus time and resources on financing and implementing the Company's new strategy made it impractical and inappropriately expensive to prepare the kind of glitzy annual report to which many have become accustomed. The enclosed annual report on Form 10K is a comprehensive if dry report on the Company as at year end 1997. We have tried to keep all shareholders informed of events by frequent press releases, and intend to continue that practice. We are committed to a future for the Company that will reward your patience and understanding.

                                7TH LEVEL, INC.
                          1110 EAST COLLINS BOULEVARD
                                   SUITE 122
                            RICHARDSON, TEXAS 75081

                                 --------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JULY 9, 1998

                                 --------------


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of 7th Level, Inc. (the "Corporation") will be held at 11:00 o'clock a.m., local time, on July 9, 1998, at the offices of the Corporation, 900 Allen Avenue, Glendale, California, for the following purposes:

     1. To elect five directors of the Corporation to hold office until the next Annual Meeting of Stockholders and until the election and qualification of their respective successors;

     2. To consider and vote upon a proposal to approve an amendment to the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") to increase the number of authorized shares of common stock, par value $.01 per share, of the Corporation (the "Common Stock"), from 20,000,000 to 100,000,000;

     3. To consider and vote upon a proposal to approve an amendment to the Certificate of Incorporation to amend the terms of the Corporation's "blank check" preferred stock to provide that the Board of Directors of the Corporation may designate shares of preferred stock with voting rights other than one vote per share; and

     4. To transact such other business as may properly come before the meeting.

     Only holders of record of the Common Stock and Series A Preferred Stock at the close of business on June 9, 1998 are entitled to notice of, and to vote at, the meeting and any adjournment thereof. Such stockholders may vote in person or by proxy.

     STOCKHOLDERS WHO FIND IT CONVENIENT ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU ARE NOT ABLE TO DO SO AND WISH THAT YOUR STOCK BE VOTED, YOU ARE REQUESTED TO FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                 By Order of the Board of Directors,
                                                  DONALD SCHUPAK
                                             Chairman of the Board


Dated: June 12, 1998

                                7TH LEVEL, INC.
                          1110 EAST COLLINS BOULEVARD
                                   SUITE 122
                            RICHARDSON, TEXAS 75081

                                 ------------

                                PROXY STATEMENT


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of 7th Level, Inc. (the "Corporation") of proxies to be used at the Annual Meeting of Stockholders of the Corporation to be held at 11:00 o'clock a.m., local time, on July 9, 1998, at the offices of the Corporation, 900 Allen Avenue, Glendale, California, and at any adjournments thereof. The purposes of the meeting are:

     1. To elect five directors of the Corporation to hold office until the next Annual Meeting of Stockholders and until the election and qualification of their respective successors;

     2. To consider and vote upon a proposal to approve an amendment to the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") to increase the number of authorized shares of common stock, par value $.01 per share, of the Corporation (the "Common Stock"), from 20,000,000 to 100,000,000;

     3. To consider and vote upon a proposal to approve an amendment to the Certificate of Incorporation to amend the terms of the Corporation's "blank check" preferred stock to provide that the Board of Directors of the Corporation may designate shares of preferred stock with voting rights other than one vote per share; and

     4. To transact such other business as may properly come before the meeting.

     If proxy cards in the accompanying form are properly executed and returned, the shares of Common Stock or Series A Preferred Stock, par value $.01 per share ("Series A Preferred Stock," and together with the Common Stock, the "Voting Stock"), represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted (i) for the election as directors of the nominees of the Board of Directors named below, (ii) for the proposal to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock, (iii) for the proposal to amend the Certificate of Incorporation to amend the terms of the Corporation's "blank check" preferred stock, and (iv) in the discretion of the Proxies named in the proxy card on any other proposals to properly come before the meeting or any adjournment thereof. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Chief Executive Officer of the Corporation, or by the vote of a stockholder cast in person at the meeting. The approximate date of mailing of this Proxy Statement is June 12, 1998.

                                     VOTING

     Holders of record of the Voting Stock on June 9, 1998, will be entitled to vote at the Annual Meeting or any adjournment thereof. As of that date, the Corporation had outstanding 16,826,592 shares of Common Stock and 5,500 shares of Series A Preferred Stock, which are its only outstanding classes of voting stock. Each holder of record of Common Stock and Series A Preferred Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the meeting, including the election of directors. The holders of Series A Preferred Stock and Common Stock will vote together as a single class on all matters that will be presented for consideration at the meeting. In addition, the holders of Series A Preferred Stock will vote as a separate class on all matters to be voted upon at the meeting. A majority in interest of the outstanding Voting Stock considered together as a single class, and the Series A Preferred Stock voting as a separate class, represented at the meeting in person or by proxy, constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

     The favorable vote of a plurality of the Voting Stock voting together as a single class and the Series A Preferred Stock voting separately as a class cast at the meeting is necessary to elect each director of the Corporation. The favorable vote of a majority of the outstanding Voting Stock voting together as a single class, and the Series A Preferred Stock voting separately as a class, is necessary to approve the amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock. The favorable vote of a majority of the outstanding Voting Stock voting together as a single class, and the Series A Preferred Stock voting separately as a class, is necessary to approve the amendment to the Certificate of Incorporation to amend the terms of the Corporation's "blank check" preferred stock. Abstentions and broker non-votes will have the same legal effect as a vote against the proposed amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock and the proposed amendment to the Certificate of Incorporation to amend the terms of the Corporation's "blank check" preferred stock. However, abstentions and broker non-votes will have no effect on the outcome of the election of directors. The Board of Directors recommends a vote FOR each of the nominees named below, FOR the proposal to approve the amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock and FOR the proposal to approve the amendment to the Certificate of Incorporation to amend the terms of the Corporation's "blank check" preferred stock.

                 INFORMATION AS TO NOMINEES AND OTHER DIRECTORS

     Five directors are to be elected at the Annual Meeting. The Board of Directors has recommended the persons named in the table below as nominees for election as directors. All such persons are presently directors of the Corporation. Unless otherwise specified in the accompanying proxy, the shares voted pursuant to it will be voted for the persons named below as nominees for election as directors. If, for any reason, at the time of the election any of the nominees should be unable or unwilling to accept election, it is intended that such proxy will be voted for the election, in such nominee's place, of a substitute nominee recommended by the Board of Directors. However, the Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director.

     The following information is supplied with respect to the nominees for election as directors of the Corporation:

                             NOMINEES FOR DIRECTOR

  NAME OF DIRECTOR      AGE    DIRECTOR OF THE
---------------------   ---   CORPORATION SINCE
                              -----------------

Donald Schupak           55    1997 to present
Robert Alan Ezrin        49    1993 to present
Merv Adelson             68    1994 to present
James A. Cannavino       54    1997 to present
Richard S. Merrick       42    1998 to present

          Donald Schupak currently serves as Chairman of the Board and Director. He has been a member of the Board since January 1997 and has been Chairman since March 1997. Mr. Schupak is the President and Chief Executive Officer of the Schupak Group, Inc., an organization that provides strategic planning, management consulting and corporate services to corporations worldwide. Mr. Schupak has been with the Schupak Group, Inc. since 1990. On March 27, 1997, he became the Chairman of the Board for Danskin, Inc. Since 1991, Mr. Schupak has been the Chairman of Scotch Twist, Inc., a company which specializes in credit card processing. He served as Chairman and Chief Executive Officer at Horn & Hardart Company from 1988 to 1990. Mr. Schupak is also a member of the Advisory Board of the Maxwell School of Citizenship and Public Affairs at Syracuse University.

          Robert Alan Ezrin currently serves as Vice Chairman of the Board and Director. Mr. Ezrin is a founder of the Corporation and has served as Director since its inception in April 1993 and has served as Vice Chairman of the Board since April 1998. Mr. Ezrin served as President from November 1995 until April 1998 and Chief Executive Officer from March 1997 until April 1998. Mr. Ezrin served as Co-Chairman of the Board of the Corporation since its inception in April 1993 until November 1995. Mr. Ezrin served as Executive Vice President of Production from April 1994 to November 1995 and served as Vice President from April 1993 to April 1994. From 1984 through 1994, Mr. Ezrin was a Producer with Lozem Productions, Inc. Mr. Ezrin has more than 25 years of experience in the international entertainment business, producing music, video and television projects for numerous internationally known stars such as Pink Floyd, Rod Stewart, KISS, Peter Gabriel and Roger Daltry. Mr. Ezrin is Chairman of the Board of Directors of Metropolitan Los Angeles Communities in Schools.

          Merv Adelson has served as a Director of the Corporation since February 1994. Since 1989, Mr. Adelson has been the trustee of the sole shareholder of East West Capital Associates, Inc. ("Capital"), a merchant banking and venture capital company, and currently serves as its Chairman of the Board and Chief Executive Officer. Mr. Adelson co-founded the predecessor of Lorimar Telepictures in 1969, which was sold to Warner Bros. in 1989. Mr. Adelson is also a director of Time Warner, Inc. and Faroudja.

          James A. Cannavino has served as a Director of the Corporation since January 1997. Since April 1, 1998, Mr. Cannavino is Chairman and Chief Executive Officer of CyberSafe Corporation, a company that makes corporate network security products, and Chairman of Softworks, a systems software tools company. Mr. Cannavino was a private investor from July 1997 to March 1998. Mr. Cannavino served as President, Chief Executive Officer and Director of Perot Systems Corporation ("Perot Systems") from September 1996 to July 1997 and he served as President, Chief Operating Officer and Director of Perot Systems from September 1995 to September 1996. Mr. Cannavino has more than 30 years of experience in the computer and information technology industries. Prior to joining Perot Systems in September 1995, he was a private investor from April 1995 to September 1995. Previously, Mr. Cannavino was at IBM Corporation, where he was Senior Vice President of Strategy and Development from 1993 to April 1995, and prior to this, he served as Senior Vice President and General Manager of the Personal Systems Group at IBM Corporation from 1991 to 1993.

          Richard S. Merrick has been Chief Executive Officer since April 1998 and a Director since June 1998. Mr. Merrick served as Senior Vice President of Technology and Chief Strategist of the Corporation from January 1998 until April 1998. From November 1995 to January 1998, Mr. Merrick served as Vice President of Technology. From May 1993 to November 1995, Mr. Merrick served as Vice President of Research and Development. From June 1989 to February 1993, Mr. Merrick was Director of Systems Development at Micrografx, Inc., a leading developer of desktop graphics software. From May 1984 to June 1989, Mr. Merrick was Manager of Research and Development at CompuTrac, a software company.

                             MEETINGS OF THE BOARD

     During the fiscal year ended December 31, 1997, the Board of Directors met, or acted by unanimous written consent, on fourteen (14) occasions. Each of the directors attended 75% or more of the aggregate number of meetings of the Board of Directors and committees on which he served during the 1997 fiscal year.

     The Board of Directors has an audit committee ("Audit Committee") consisting of Merv Adelson (Chairman) and James A. Cannavino. The Audit Committee is responsible for approving the scope of the annual audit and for making recommendations to the Board concerning the selection of the Corporation's independent public accountants. The Audit Committee also reports to the Board concerning the Corporation's internal accounting controls, factors that may affect the integrity of the Corporation's financial reports, compliance by the

Corporation's management and employees with the Corporation's policies, and other matters. The Audit Committee held one meeting during the Corporation's last fiscal year.

     The Board of Directors also has a compensation committee ("Compensation Committee") consisting of James A. Cannavino (Chairman) and Merv Adelson. The Compensation Committee is responsible for determining the compensation for the Corporation's senior management and establishing compensation policies for the Corporation's employees generally. The Compensation Committee also administers the Corporation's Amended and Restated Incentive Stock Option Plan (the "Incentive Stock Option Plan") and the Corporation's Employee Stock Purchase Plan. The Compensation Committee held no meetings during the Corporation's last fiscal year.

     The Board of Directors also has an executive committee ("Executive Committee") consisting of Donald Schupak (chairman), Merv Adelson and James A. Cannavino. Members of the Executive Committee are non-employee directors of the Corporation. The Executive Committee has all the authority of the Board in the management of the business and affairs of the Corporation, except those powers that by law or by the Corporation's Certificate of Incorporation or by-laws cannot be delegated by the Board. The Executive Committee held one meeting during the Corporation's last fiscal year.

     The Board of Directors has no standing nominating committee.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information as of May 8, 1998 (except as otherwise noted) with respect to the beneficial ownership of the Voting Stock by (i) each person known by the Corporation to be the beneficial owner of more than 5% of the outstanding shares of Voting Stock, (ii) each director of the Corporation, (iii) each named officer of the Corporation listed in the Summary Compensation Table, and (iv) all officers and directors of the Corporation as a group. Unless otherwise noted, the Corporation believes that all persons named in the table have sole voting and investment power with respect to all shares of Voting Stock beneficially owned by them.

                                                                            NUMBER OF
                                        NUMBER OF       APPROXIMATE         SHARES OF        APPROXIMATE
           NAME OF PERSON               SHARES OF      PERCENTAGE OF        SERIES A        PERCENTAGE OF
        OR IDENTITY OF GROUP           COMMON STOCK        CLASS         PREFERRED STOCK        CLASS
        --------------------           ------------    -------------     ---------------    -------------
Robert Alan Ezrin (1)................    2,021,631          14.1%
   1110 East Collins Blvd.,
   Suite 122
   Richardson, TX  75081
Entec Associates (2).................    1,374,158           9.6%                830             15.1%
   844 Moraga Drive
   Los Angeles, California  90049


                                                                            NUMBER OF
                                        NUMBER OF       APPROXIMATE         SHARES OF        APPROXIMATE
           NAME OF PERSON               SHARES OF      PERCENTAGE OF        SERIES A        PERCENTAGE OF
        OR IDENTITY OF GROUP           COMMON STOCK        CLASS         PREFERRED STOCK        CLASS
        --------------------           ------------    -------------     ---------------    -------------
Alpine Associates, a New Jersey
  Limited Partnership (3)............    1,200,000           7.9%
  100 Union Avenue
  Cresskill, New Jersey 07626
Merv Adelson (4).....................      920,426           6.3%
  10900 Wilshire Boulevard
  Suite 750
  Los Angeles, California  90024
Donald Schupak (5)...................      715,092           5.1%
  730 Fifth Avenue
  Suite 1901
  New York, New York  10019
Bond Fund Series for the account
 of Oppenheimer Convertible
   Securities Fund (6)...............      625,000           4.3%              2,500             45.5%
   350 Linden Oaks
   Rochester, New York  14625
DLJ Capital Corp. (7)................      100,000             *                 400              7.3%
  277 Park Avenue
  New York, New York 10172
Ozzie Silna (8)......................       73,750             *                 295              5.4%
  23301 Palm Canyon Lane
  Malibu, California  90265
W. Scott Page (9)....................      560,151           4.0%
James A. Cannavino (10)..............       75,000             *
David W. Craig (11)..................       70,000             *
George D. Grayson (12)...............       34,171             *
David R. Henkel......................          -0-             *
Richard S. Merrick (13)..............      105,000             *
All current directors and
  executive officers as a group......    4,410,800          30.9%
  (8 persons) (14)

_____________

(1) Includes all shares of Common Stock beneficially owned by Entec Associates ("Entec") with respect to which Mr. Ezrin has sole voting power pursuant to a stockholders' voting agreement and irrevocable proxy. Shares shown as beneficially owned include (i) 110,000 shares granted for $0.01 par value per share on the surrender of stock options exercisable for 60,000 shares and (ii) 34,163 shares which may be purchased by the Corporation pursuant to the Option Share Repurchase Agreement at $0.003 per share upon the exercise of certain options granted or to be granted under the Incentive Stock Option Plan. Shares shown as beneficially owned do not include 125 shares of Series C Preferred Stock or 125,000 shares of Common Stock issuable upon the exercise of unvested stock options with an exercise price of $2.00 per share for Common Stock.

(2) Michael R. Milken is a general partner of Entec, and the Corporation believes that Mr. Milken has sole investment power with respect to, and may be deemed a beneficial owner of, the shares held by Entec. All shares of Common Stock beneficially owned by Entec are subject to a stockholders' voting agreement and irrevocable proxy pursuant to which Robert Alan Ezrin has sole voting power with respect to the shares of Common Stock beneficially owned by Entec. Shares shown as beneficially owned include (i) 166,391 shares issuable upon the exercise of vested warrants at an exercise price of $7.50 per share, (ii) 95,757 shares issuable upon conversion of 7% Subordinated Convertible Notes and (iii) 207,500 shares issuable upon the exercise of vested warrants at an exercise price of $0.01 per share.

(3) Shares shown as beneficially owned include 450,000 shares issuable upon exercise of vested warrants at an exercise price of $0.01 per share and 750,000 shares issuable upon conversion of Notes (as defined) in the aggregate principal amount of $3,000,000 to (i) 3,000 shares of Series A Preferred Stock and (ii) warrants exercisable for 750,000 shares of Common Stock and subsequent exercise of such warrants at an exercise price of $0.01 per share.

(4) Includes all shares beneficially owned by Capital which is owned by The Mervyn Adelson Trust U/T/A dated September 29, 1992, of which Mr. Adelson is the trustee. Shares beneficially owned by Capital include 225,000 shares issuable upon exercise of vested warrants at an exercise price of $0.01 per share and 375,000 shares issuable upon conversion of Notes in the aggregate principal amount of $1,500,000 to (i) 1,500 shares of Series A Preferred Stock and (ii) warrants exercisable for 375,000 shares of Common Stock and subsequent exercise of such warrants at an exercise price of $0.01 per share. Shares shown as beneficially owned by Mr. Adelson also include 53,242 shares issuable upon the exercise of vested warrants which are exercisable at $7.50 per share and 30,641 shares issuable on conversion of 7% Subordinated Convertible Notes. Shares shown as beneficially owned do not include (i) 55 shares of Series C Preferred Stock or 55,000 shares of Common Stock issuable upon the exercise of unvested stock options with an exercise price of $2.00 per share for Common Stock or (ii) 200 shares of Series C Preferred Stock or 200,000 shares of Common Stock issuable upon the exercise of a warrant issued to Capital, which vests ratably each month over a 36-month period commencing May 6, 1998 (provided, however, that no exercises are permitted until the earlier of November 6, 1998 or the date of filing of a Certificate of Amendment to the Certificate of Incorporation increasing the Corporation's authorized Common Stock), of which 50 shares of Series C Preferred Stock are issuable at an exercise price of $2.00 per one one-thousandth of a share, 50 shares of Series C Preferred Stock are issuable at an exercise price of $3.00 per one one-thousandth of a share, 50 shares of Series C Preferred Stock are issuable at an exercise price of $4.00 per one one-thousandth of a share and 50 shares of Series C Preferred Stock are issuable at an exercise price of $5.00 per one one-thousandth of a share, or 50,000 shares of Common Stock are issuable at an exercise price of $2.00 per share, 50,000 shares of Common Stock are issuable at an exercise price of

        $3.00 per share, 50,000 shares of Common Stock are issuable at an exercise price of $4.00 per share and 50,000 shares of Common Stock are issuable at an exercise price of $5.00 per share.

(5) Shares shown as beneficially owned include 655,000 shares granted for $0.01 par value per share on the surrender of stock options of a like amount. Shares shown as beneficially owned by Mr. Schupak do not include 600 shares of Series C Preferred Stock or 600,000 shares of Common Stock issuable upon the exercise of unvested stock options with an exercise price of $2.00 per share for Common Stock.

(6) Shares of Common Stock shown as beneficially owned included 625,000 shares issuable upon exercise of vested warrants at an exercise price of $0.01 per share.

(7) Shares of Common Stock shown as beneficially owned include 100,000 shares issuable upon exercise of vested warrants at an exercise price of $0.01 per share. Shares shown as beneficially owned do not include 800 shares of Series C Preferred Stock or 800,000 shares of Common Stock issuable upon the exercise of an unvested warrant issued to Donaldson, Lufkin & Jenrette Securities Corporation, of which 200 shares of Series C Preferred Stock are issuable at an exercise price of $2.00 per one one-thousandth of a share, 200 shares of Series C Preferred Stock are issuable at an exercise price of $3.00 per one one-thousandth of a share, 200 shares of Series C Preferred Stock are issuable at an exercise price of $4.00 per one one-thousandth of a share and 200 shares of Series C Preferred Stock are issuable at an exercise price of $5.00 per one one-thousandth of a share, or 200,000 shares of Common Stock are issuable at an exercise price of $2.00 per share, 200,000 shares of Common Stock are issuable at an exercise price of $3.00 per share, 200,000 shares of Common Stock are issuable at an exercise price of $4.00 per share and 200,000 shares of Common Stock are issuable at an exercise price of $5.00 per share.

(8) Shares of Common Stock shown as beneficially owned include 73,750 shares issuable upon exercise of vested warrants at an exercise price of $0.01 per share.

(9) Shares shown as beneficially owned include 34,166 shares which may be purchased by the Corporation pursuant to an Option Share Repurchase Agreement at $0.003 per share upon the exercise of certain options granted or to be granted under the Incentive Stock Option Plan. Shares shown as beneficially owned do not include 130 shares of Series C Preferred Stock or 130,000 shares of Common Stock issuable upon the exercise of unvested stock options with an exercise price of $2.00 per share for Common Stock.

(10) Shares shown as beneficially owned include 75,000 shares issuable on the exercise of vested stock options with an exercise price of $2.00 per share. Shares shown as beneficially owned do not include 140 shares of Series C Preferred Stock or 140,000 shares of Common Stock issuable upon the exercise of unvested stock options with an exercise price of $2.00 per share for Common Stock.

(11) Shares shown as beneficially owned include 70,000 shares issuable upon the exercise of vested stock options with an exercise price of $2.00 per share.

(12) Shares shown as beneficially owned include 34,171 shares which may be purchased by the Corporation pursuant to an Option Share Repurchase Agreement at $0.003 per share upon the exercise of certain options granted or to be granted under the Incentive Stock Option Plan.

(13) Shares shown as beneficially owned do not include 700 shares of Series C Preferred Stock or 700,000 shares of Common Stock issuable upon the exercise of unvested stock options with an exercise price of $2.00 per share for Common Stock.

(14) Shares shown as beneficially owned include (i) 75,000 shares issuable upon exercise of vested stock options with an exercise price of $2.00 per share, (ii) 432,500 shares issuable upon exercise of vested warrants at an exercise price of $0.01 per share, (iii) 375,000 shares issuable upon conversion of Notes in the aggregate principal amount of $1,500,000 to (x) 1,500 shares of Series A Preferred Stock and (y) warrants exercisable for 375,000 shares of Common Stock and subsequent exercise of such warrants at an exercise price of $0.01 per share, (iv) 219,633 shares issuable upon exercise of vested warrants at an exercise price of $7.50 per share and (v) 126,398 shares issuable upon conversion of 7% Subordinated Convertible Notes. Shares shown as beneficially owned do not include 2,610 shares of Series C Preferred Stock or 2,610,000 shares of Common Stock issuable upon the exercise of unvested stock options with an exercise price of $2.00 per share for Common Stock.

*       Represents beneficial ownership of less than 1% of the Common Stock.

                     EXECUTIVE OFFICERS OF THE CORPORATION

    The following table sets forth the names, ages and all positions and offices with the Corporation held by the Corporation's present executive officers.

        NAME            AGE                     POSITION
---------------------   ---   --------------------------------------------

Donald Schupak           55   Director and Chairman of the Board of
                              Directors
Robert Alan Ezrin        49   Director and Vice Chairman of the Board of
                              Directors
Richard S. Merrick       42   Chief Executive Officer and Director
Curt Marvis              42   President
Timothy J. Cahill        31   Chief Operating Officer and Executive Vice
                              President
W. Scott Page            46   Executive Vice President of Production

    Curt Marvis has been President since April 1998. From November 1997 until April 1998, Mr. Marvis served as Senior Vice President of Business Development. From April 1997 to November 1997, Mr. Marvis was a consultant to the Corporation. From March 1995 to March 1997, Mr. Marvis was the Executive Vice President of Production of Powerhouse Entertainment, a privately-held multimedia production company. From April 1994 to March 1995, Mr. Marvis was a consultant to IBM Multimedia Publishing Studio. From December 1985 to April 1994, Mr. Mavis was Chief Executive Officer, President and co-founder of The Company, a ground breaking music video production company.

    Timothy J. Cahill has been Chief Operating Officer and Executive Vice President since April 1998. Prior to joining the Corporation, Mr. Cahill was Vice President and General Manger of Pulse Entertainment, Inc. from March 1997 to April 1998. Mr. Cahill was the founder and principal of Cahill & Co., Inc., a new media law firm serving the interactive entertainment community from June 1995 to March 1997. From September 1993 to June 1995, Mr. Cahill was a real estate transaction attorney in the Los Angeles office of Pillsbury Madison and Sutro.

    W. Scott Page is a founder of the Corporation and has been a Vice President of the Corporation since its inception in April 1993 and has served as Executive Vice President of Production since November 1995. Mr. Page served as a Director of the Corporation from April 1993 to June 1998 and as Executive Vice President of Creative from March 1994 until November 1995. Prior to joining the Corporation, from November 1988 through April 1993, Mr. Page was President of The Walt Tucker Group, a post-production studio that he founded which specialized in long and short form music videos and graphics merchandising. Mr. Page also was a tenor saxophonist and guitarist for the musical rock groups Pink Floyd, Supertramp and others.

                             EXECUTIVE COMPENSATION

    The following table summarizes the compensation paid during 1997, 1996 and 1995 to the two individuals who served as the Corporation's Chief Executive Officer during 1997, each person serving as an executive officer on December 31, 1997 who earned more than $100,000 in salary and bonus in fiscal 1997 and two individuals who were among the highest paid employees for the year ended December 31, 1997 but were not executive officers on December 31, 1997 (collectively, the "Named Executives").




                                                                                   LONG-TERM
                                                              ANNUAL              COMPENSATION:
                                                           COMPENSATION            SECURITIES
         NAME AND PRINCIPAL              FISCAL            -------------           UNDERLYING
              POSITION                    YEAR         SALARY         BONUS         OPTIONS (1)      OTHER (2)
         ------------------              ------        ------         -----        ------------      ---------
George D. Grayson (3)                     1997        $117,312     $       -               -         $ 3,102
 Former Chief Executive                   1996         251,083             -         100,000          12,432
 Officer and Chairman of the              1995          43,576       100,000          20,000 (4)       1,000
 Board

Robert Alan Ezrin (3)                     1997         275,000             -               -          17,331
 Former President and Chief               1996         263,083             -          50,000          17,378
 Executive Officer and current            1995         250,500        50,000          10,000 (4)      15,405
 Director

W. Scott Page                             1997         193,750             -               -          17,334
 Executive Vice President                 1996         187,667             -               -          17,227
 of Production and former                 1995         152,583             -               -          15,260
 Director

David W. Craig (3)                        1997         180,900             -               -           5,496
 Former Chief Financial  Officer          1996         135,388             -          70,000           3,180
                                          1995               -             -               -               -

David R. Henkel (3)                       1997         257,642             -               -          15,797
 Former Chief Operating                   1996         251,083             -          25,000          32,796(5)
 Officer and Director                     1995         237,500        50,000          10,000 (4)      55,623(5)

Daniel Kuenster (3)                       1997         189,592         5,000               -           6,500
 Former Vice President of                 1996         182,533        10,000          30,000          52,500(5)
 Animation                                1995         156,260        20,000               -          37,125(5)

-------------------------

(1) Represents the number of options (each to acquire one share of Common Stock) granted pursuant to the Incentive Stock Option Plan.

(2) Includes auto allowance, Corporation match contributions to the Corporation's 401(k) Plan and dollar value of life insurance premiums paid by the Corporation.

(3) Messrs. Grayson and Henkel resigned March 10, 1997. Mr. Ezrin, Vice Chairman of the Board, resigned as President and Interim Chief Executive Officer on April 20, 1998 and Mr. Craig resigned on February 28, 1998. Mr. Kuenster resigned on December 31, 1997.

(4) This table does not reflect options granted in 1995 to purchase 100,000, 50,000 and 25,000 shares at exercise prices of $16.75, $16.00 and $16.00 per share that were held by George D. Grayson, Robert Alan Ezrin and David
     R. Henkel, respectively, because such options were canceled and new grants were made in 1996 as shown.

(5) Includes the dollar value difference between the price paid and the fair market value of Common Stock upon exercise of options granted under the Incentive Stock Option Plan.

OPTIONS GRANTED IN LAST FISCAL YEAR

      There were no stock options granted to Named Executives during 1997.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

      The following table provides information about exercised stock options held by the Named Executives. During 1997, only one of the Named Executives exercised stock options granted by the Corporation.

                                                                   NUMBER OF
                             SHARES                          SECURITIES UNDERLYING               VALUE OF UNEXERCISED
                            ACQUIRED                          UNEXERCISED OPTIONS                IN-THE-MONEY OPTIONS
                               ON        VALUE                AT DECEMBER 31, 1997              AT DECEMBER 31, 1997(1)
        NAME                EXERCISE    REALIZED         EXERCISABLE     UNEXERCISABLE       EXERCISABLE     UNEXERCISABLE
----------------------      --------    --------         -----------     -------------       -----------     -------------
George D. Grayson (2)              -             -             -                -                 -               -
Robert Alan Ezrin (2)              -             -        17,500           42,500                 -  (3)          - (3)
W. Scott Page                      -             -             -                -                 -               -
David W. Craig (2)                 -             -        17,500           52,500                 -  (3)          - (3)
David R. Henkel (2)           45,000   $183,075 (4)       11,250                -                 -  (3)          -
Daniel Kuenster  (2)               -             -        52,000                -                 -  (3)          -

_____________

(1) Value based on the December 31, 1997 closing price of the Common Stock on the Nasdaq National Market System of $1.69 per share.

(2) Messrs. Grayson and Henkel resigned March 10, 1997. Mr. Ezrin, Vice Chairman of the Board, resigned as President and Interim Chief Executive Officer on April 20, 1998, and Mr. Craig resigned on February 28, 1998. Mr. Kuenster resigned on December 31, 1997.
(3) Underlying options that are not in-the-money are not valued in this table.
(4) Value based on the January 28, 1997 and March 11, 1997 (dates of exercise) closing prices of the Common Stock on the NASDAQ National Market System of $4.00 and $4.63 per share.

Compensation of Directors

      None of Messrs. Ezrin (Vice Chairman of the Board) or Merrick (Director) receives any compensation for his services as director. The Corporation's outside directors earn $10,000 per annum, plus $2,000 per annum for each committee membership, and they are reimbursed for their out-of-pocket expenses incurred in attending board meetings.

      As discussed in the "Compensation Committee Report on Executive Compensation," on April 20, 1998, due to employee turnover, employee morale and the challenges and opportunities facing the Corporation, the Board determined to reprice options of a significant number of its employees, consultants and directors as well as grant additional options. As part of such repricing, options for 75,000 shares of Common Stock held by James A. Cannavino were repriced to an exercise price equal to $2.00 per share. On the date of the repricing of such options, the closing price of the Common Stock on The Nasdaq National Market was $1.8125.

      In April 1998, the Board adopted a broad based plan that, due to the limited number of authorized shares of Common Stock available, was for options exercisable for approximately 2,967 shares of Series C Preferred Stock, par value $.01 per share ("Series C Preferred Stock"). If the proposed amendment to the Restated Certificate of Incorporation of the Corporation to increase the number of authorized shares of Common Stock is adopted (see "Proposal to amend Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 100,000,000"), the options exercisable under such plan will be exercisable for approximately 2,967,000 shares of Common Stock. All of the options granted on such date are exercisable at an exercise price equal to $2.00 per share. On the date of the grant of such options, the closing price of the Common Stock on The Nasdaq National Market was $1.8125. Messrs. Schupak, Ezrin and Merrick received options exercisable for 600, 125 and 700 shares of Series C Preferred Stock, respectively, or 600,000, 125,000 and 700,000 shares of Common Stock, respectively. Mr. Adelson received options exercisable for 55 shares of Series C Preferred Stock (or 55,000 shares of Common Stock) in exchange for the surrender of options exercisable for 25,000 shares of Common Stock. Mr. Cannavino received options exercisable for 140 shares of Series C Preferred Stock (or 140,000 shares of Common Stock) in exchange for the surrender of options exercisable for 20,000 shares of Common Stock.

      As part of the broad based plan, each director of the Corporation (i.e., Messrs. Schupak, Ezrin, Adelson, Cannavino and Merrick) received options exercisable into 30 shares of Series C Preferred Stock (or 30,000 shares of Common Stock) which are included in the option grants described above. In addition, Messrs. Schupak and Ezrin surrendered their options exercisable into 655,000 and 60,000 shares, respectively, in exchange for the issuance of 655,000 and 110,000 shares of Common Stock. Mr. Schupak also waived his right to be
considered for a cash bonus for 1997.   In April 1998, the Corporation
terminated the Non-Employee Directors' Stock Option Plan.

      In March 1997, the Corporation and the Schupak Group, Inc. entered into an agreement whereby the Corporation pays $12,000 per month to Schupak West, Inc., an affiliate of the Schupak Group, Inc. for the consulting services of Donald Schupak and other employees of the Schupak Group, Inc. Additionally, Mr. Schupak is entitled to the reimbursement of reasonable travel and other expenses incidental to the performance of his consulting duties. Mr. Schupak also serves as Chairman of the Board and a director of the Corporation, but receives no additional compensation for his services as a director. Mr. Schupak is entitled to have the Board consider a bonus at the end of each fiscal year.

EMPLOYMENT AGREEMENTS

     In 1998, the Corporation negotiated an arrangement to employ a new Chief Executive Officer. As of April 20, 1998, the Corporation entered into an Employment Agreement with Richard S. Merrick, employing him as Chief Executive Officer of the Corporation from June 10, 1998 for a two year term, subject to earlier termination for death, disability, resignation or removal. Mr. Merrick's annual base salary is $160,000; provided, that such base salary will increase to $225,000 per annum commencing on the first anniversary of the beginning of the term of employment. Mr. Merrick will be eligible to participate in any Corporation-wide bonus plan that may be adopted by the Corporation. In addition, Mr. Merrick was granted options to purchase 700 shares of Series C Preferred Stock (or 700,000 shares of Common Stock) exercisable at a price equal to $2.00 per one one-thousandth of a share of Series C Preferred Stock or per share of Common Stock, as the case may be. Such options vest 100 shares of Series C Preferred Stock upon the earlier to occur of October 20, 1998 or the filing of the proposed amendment to the Certificate of Incorporation increasing the number of authorized shares of Common Stock which shall become vested as to 100,000 shares of Common Stock upon the filing of such amendment, and the balance ratably over the three anniversaries of April 20, 1998. Such options are subject to accelerated vesting in the event that (a) the Corporation completes a secondary stock offering through a nationally recognized investment banking firm and (b) thereafter, the closing price of Common Stock averages $15.00 per share over any sixty day period (the "Acceleration Condition"). The Corporation is also obligated to issue to Mr. Merrick options to purchase 350,000 shares of Common Stock on the date the Acceleration Condition is achieved, at an exercise price equal to the fair market value on the date of grant. In the event of a "change of control" (as defined in the employment agreement), Mr. Merrick shall immediately vest in the stock options. Under Mr. Merrick's employment agreement, if Mr. Merrick resigns his employment for "good reason" (as defined therein), if the Corporation terminates his employment without "cause" (as defined therein), or if the Corporation elects not to extend the term of Mr. Merrick's employment, Mr. Merrick will be entitled to (1) receive, in a lump sum, the greater of (A) an amount equal to one year's base salary or (B) an amount equal to the base salary for the remainder of the term and (2) vesting of all stock options whose vesting was to occur in the year of termination shall be accelerated pro rata for the period up to the termination of employment. Mr. Merrick's employment agreement also contains confidentiality, non-competition and indemnification provisions.

     The Corporation had employment agreements with George D. Grayson (the "Grayson Agreement") and David R. Henkel (the "Henkel Agreement").

     The Grayson Agreement provided that Mr. Grayson was entitled to cash compensation of at least $25,000 per annum plus a bonus pursuant to any bonus plan of the Corporation. The

Grayson Agreement was terminable by the Corporation upon Mr. Grayson's death or incapacity or with the vote of five of six disinterested directors. Upon any termination of Mr. Grayson upon a vote of the Board of Directors, Mr. Grayson would be entitled to receive accrued salary, bonus and other benefits and the Corporation would repurchase from Mr. Grayson any shares of common stock which Mr. Grayson desired to sell within twelve months of his termination (such twelve month period to be extended if Mr. Grayson was delayed or prohibited by state or federal securities laws from selling such stock). The Grayson Agreement was terminable by Mr. Grayson upon ninety days notice. The Grayson agreement had an original term of five years commencing April 28, 1993 and automatically renewed for successive five year periods unless earlier terminated in accordance therewith.

     On March 10, 1997, Mr. Grayson resigned from his positions as officer, director and employee of the Corporation. In connection with such resignation, the Corporation agreed to continue paying Mr. Grayson's salary at the then current annual level of $250,000 for a ninety day period. Additionally, the Corporation agreed to an early debt repayment to Mr. Grayson for debt issued February 11, 1994 as a 7% Subordinated Convertible Note. The Corporation agreed to pay $125,000 to Mr. Grayson as full repayment of $135,142 principal and accrued interest of approximately $1,000.

     The Henkel Agreement provided that Mr. Henkel was entitled to receive cash compensation of $250,000 per year. Mr. Henkel was also entitled to participate in any cash bonus plan for key executive officers of the Corporation adopted beginning in 1995. The Henkel Agreement provided that if the Corporation terminated his employment for any reason other than gross negligence, he would be paid a severance equal to six months of his current salary (excluding bonuses).

     On March 10, 1997, Mr. Henkel resigned from his positions as an officer and director of the Corporation. Mr. Henkel and the Corporation agreed that Mr. Henkel would provide additional consulting services to the Corporation through November, 1997 for which Mr. Henkel was paid at the rate of $20,833 per month.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Corporation's approach to executive compensation is designed to attract, motivate and retain the executive resources that the Corporation needs in order to maximize its return to stockholders. The Corporation attempts to provide its executives with a total compensation package that, at expected levels of performance, is competitive with those provided to executives who hold comparable positions or having similar qualifications in other similar organizations.

     Fiscal 1997 represented a transition year for the Corporation. In March 1997, the Corporation underwent a change in management, and subsequently, in August 1997, new management announced its strategy to quickly transform the Corporation from being a self-funded content developer and publisher to position the Corporation as a developer of Internet software which supports the creation of rich-media content for use in advertising, e-commerce, training, customer support and other Internet related applications. In November 1997, the Corporation announced a proposed merger with Pulse Entertainment, Inc., which it subsequently terminated upon conclusion that it would be more profitable for each company to develop and market its own technology separately. These events, as well as the Corporation's financial condition, were crucial factors for determining the Corporation's executive compensation.

     After careful consideration of market conditions, employee turnover, employee morale and the challenges and opportunities facing the Corporation, and in light of the Board's inability to grant stock options exercisable for shares of Common Stock as a result of the minimal number of authorized shares of Common Stock available for issuance, the Board determined that it was necessary to reprice existing options which were substantially out of the money and to adopt a broad based plan for options exercisable for shares of Series C Preferred Stock (or shares of Common Stock upon approval of the proposed amendment to the Restated Certificate of Incorporation of the Corporation to increase the number of authorized shares of Common Stock). These options enabled the Corporation to attract and retain highly qualified employees.

     Cash compensation for executive officers named in the Summary Compensation Table includes base salary, annual bonus and other compensation such as car allowance and employer contribution to the Corporation's 401(k) Plan.

     Base salaries are reviewed on an annual basis with a variety of factors considered including the individual's contribution to the success of the Corporation, and salary trends for individuals in similar positions. Annual bonuses are determined based on annual accomplishments including the individual's contribution to the development and success of the Corporation.

Compensation of the Chief Executive Officer

     Mr. George D. Grayson was the Corporation's Chief Executive Officer until he resigned from such position on March 10, 1997. Based on the Corporation's performance in 1996, the Compensation Committee approved a base salary for Mr. Grayson of $250,000 for 1997. Mr. Robert Ezrin, a founder and large stockholder of the Corporation, was appointed Chief Executive Officer on March 10, 1997. Mr. Ezrin's base salary for fiscal 1997 was $275,000. In determining the base salary, the Compensation Committee considered Mr. Ezrin's performance in assisting the Corporation through the transition of its new business strategy and through its difficult financial position.

         In 1998, the Corporation negotiated an arrangement to employ Richard S. Merrick as Chief Executive Officer. See "Employment Agreements." The Compensation Committee approved a base salary for Mr. Merrick of $160,000 for 1998, and granted options to purchase shares of the Corporation's capital stock. In determining the base salary and options, the Compensation Committee sought to provide Mr. Merrick a total compensation package that is competitive with individuals who hold comparable positions or have similar qualifications in other similar organizations and closely link such compensation to corporate performance and returns to stockholders.

                             COMPENSATION COMMITTEE

                         James A. Cannavino (Chairman)
                                  Merv Adelson

     The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Act, or the Securities Exchange Act of 1934, as amended, except to the extent that the Corporation specifically incorporated this information by reference and shall not otherwise be deemed filed under such Acts.

PERFORMANCE GRAPH

     The Performance Graph shown below was prepared by the Corporation for use in this Proxy Statement. Note that historic stock price performance is not necessarily indicative of future stock performance. As required by applicable rules of the Securities and Exchange Commission, the graph was prepared based upon the following assumptions:

     1. $100 was invested in the Common Stock, the S&P High Technology Composite Index and the S&P 500 Composite Index on October 19, 1994 (the date of the Corporation's initial inclusion in the NASDAQ National Market System).

     2.   Dividends are reinvested on the ex-dividend dates.

                                7TH LEVEL, INC.
                           COMPARATIVE TOTAL RETURNS
                  OCTOBER 19, 1994 THROUGH DECEMBER 31, 1997





                       [PERFORMANCE GRAPH APPEARS HERE]


                                October 19, 1994   December 30, 1994   December 29, 1995   December 31, 1996   December 31, 1997
                                ------------------------------------------------------------------------------------------------
7th Level, Inc./1/                    $100             $ 52.50             $140.00             $ 37.50             $ 16.88
S&P High Technology                   $100             $103.46             $150.03             $207.33             $260.22
 Composite Index
S&P 500 Composite Index               $100             $100.42             $145.17             $172.33             $221.88

     As of May 8, 1998, the closing price of the Common Stock on The Nasdaq National Market System was $6.375 per share.


                              CERTAIN TRANSACTIONS
                              --------------------

     On May 6, 1998, the Corporation completed a private placement of Senior Secured Promissory Notes ("Notes") in the aggregate principal amount of $4,500,000 and warrants exercisable for 675,000 shares of Common Stock, at an exercise price of $.01 per share. In connection with such private placement, Capital purchased Notes in the aggregate principal amount of $1,500,000 and warrants exercisable for 225,000 shares of Common Stock, at an

----------------------

/1/   Based upon stock price of $10.00 per share, the initial public offering price per share of the Common Stock.

exercise price of $.01 per share. Merv Adelson, a director of the Corporation, is the trustee of the sole shareholder of Capital and currently serves as its Chairman of the Board and Chief Executive Officer.

     In May 1998, the Board of Directors approved the grant of a warrant to purchase 200 shares of Series C Preferred Stock or, upon the filing of a Certificate of Amendment to the Certificate of Incorporation increasing the Corporation's authorized Common Stock, 200,000 shares of Common Stock, to Capital in connection with a consulting agreement. The exercise price of such warrant is as follows: 50 shares of Series C Preferred Stock at $2.00 per one one-thousandth of a share, 50 shares at $3.00 per one one-thousandth of a share, 50 shares at $4.00 per one one-thousandth of a share and 50 shares at $5.00 per one one-thousandth of a share, or 50,000 shares of Common Stock at $2.00 per share, 50,000 shares at $3.00 per share, 50,000 shares at $4.00 per share and 50,000 shares at $5.00 per share.

     In November 1997, the Corporation retained Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") as an exclusive agent in connection with a $10,000,000 private placement which was concluded on May 6, 1998. As consideration for its services, DLJ received (i) a five percent cash fee of $500,000 plus out-of-pocket expenses and (ii) warrants to purchase 800 shares of Series C Preferred Stock, or 800,000 shares of Common Stock, of which 200 shares of Series C Preferred Stock will be issued at $2.00 per one one-thousandth of a share, 200 shares at $3.00 per one one-thousandth of a share, 200 shares at $4.00 per one one-thousandth of a share and 200 shares at $5.00 per one one-thousandth of a share, or 200,000 shares of Common Stock will be issued at $2.00 per share, 200,000 shares at $3.00 per share, 200,000 shares at $4.00 per share and 200,000 shares at $5.00 per share.

     In addition, in November 1997, the Corporation retained DLJ to provide a fairness opinion with respect to the consideration to be paid in the proposed merger between the Corporation and Pulse Entertainment, Inc. ("Pulse") and $100,000 was paid by the Corporation to DLJ for services under that engagement. On April 21, 1998, the Corporation and Pulse executed a Termination Agreement and General Release reflecting the mutual decision to cancel the previously announced proposed merger.

              PROPOSAL TO AMEND  CERTIFICATE OF INCORPORATION TO
           INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                        FROM 20,000,000 TO 100,000,000

     On May 1, 1998, the Board of Directors of the Corporation unanimously voted to recommend to the stockholders that the Certificate of Incorporation be amended to increase the number of authorized shares of Common Stock from 20,000,000 to 100,000,000 shares and to increase the total number of authorized shares of capital stock from 20,100,000 to 100,100,000.

     The authorized Common Stock of the Corporation currently consists of 20,000,000 shares of Common Stock of which 14,682,572 shares were outstanding at May 8, 1998, and approximately 4,482,560 shares were reserved for issuance under outstanding warrants, options and convertible securities. In addition, there are 100,000 shares of preferred stock, par value $.01 per share, authorized under the Certificate of Incorporation, of which 5,500 shares of Series A Preferred Stock were outstanding at May 8, 1998, and approximately 4,500 shares of Series A Preferred Stock and 3,967 shares of Series C Preferred Stock were reserved for issuance.

     On May 6, 1998, the Corporation consummated a private placement consisting of the sale of (i) Notes in the aggregate principal amount of $4,500,000 and warrants exercisable for 675,000 shares of Common Stock, at an exercise price of $.01 per share, and (ii) shares of Series A Preferred Stock in the aggregate amount of $5,500,000 and warrants exercisable for 1,375,000 shares of Common Stock, at an exercise price of $.01 per share. Assuming receipt of requisite stockholder approval for the proposal to amend the Certificate of Incorporation to amend the terms of the Corporation's "blank check" preferred stock, the shares of Series A Preferred Stock will be automatically converted into shares of Series B Convertible Preferred Stock, par value $.01 per share ("Convertible Preferred Stock"). In addition, the holders of the Notes have the right to convert the Notes into (i) shares of Convertible Preferred Stock having a liquidation preference equal to the principal amount outstanding of the Notes and (ii) warrants to purchase 1,125,000 shares of Common Stock. The Certificate of Designations for the Convertible Preferred Stock (the "Certificate of Designations") is annexed as Exhibit A hereto. The Certificate of Designations
                             ---------
provides that on the original issue date of the Convertible Preferred Stock, the holders of the Convertible Preferred Stock will have the right to nominate two members of the Board.

   If either proposed amendment to the Certificate of Incorporation (i.e., increasing the number of authorized shares of Common Stock or amending the terms of the Corporation's "blank check" preferred stock) is not approved, the Convertible Preferred Stock could not be issued and the Series A Preferred stock would remain duly authorized and outstanding. As a result, the holders of the Series A Preferred Stock would be entitled to (i) a special participation right, whereby such holders would be paid an amount equal to .0044% per share of all dividends and distributions payable with respect to the Common Stock, (ii) an additional voting right to vote as a separate class on all matters submitted to a vote of stockholders of the Corporation and (iii) a right to nominate one-third of the Board commencing May 6, 1999 and a majority of the Board commencing May 6, 2000. In addition, if the proposed amendment is not approved, interest on the Notes, which accrues at a rate of 10% per annum, will accrue from May 6, 1998 instead of September 1, 1998. Failure to approve the proposed amendment will also require the Corporation to issue to the holders of the Notes additional warrants commencing on October 1, 1998 and on the first day of each month thereafter until May 6, 2005, as well as additional warrants on November 6, 1998. Approval of the proposed amendment would result in the elimination of the foregoing rights in favor of the holders of the Series A Preferred Stock.

   The holders of the Notes have agreed to vote all shares of Common Stock beneficially owned by them or by any of their affiliates in favor of the proposed amendment. The holders of the Series A Preferred Stock have also agreed to vote all shares of Common Stock beneficially owned by them or by any of their affiliates, and all shares of Series A Preferred Stock, in favor of the proposed amendment. In addition, each director and executive officer of the Corporation has agreed to vote all of the shares of Common Stock beneficially owned (excluding options) by him for the approval of the proposed amendment.

   The proposed amendment would have the effect of options exercisable for Series C Preferred Stock becoming exercisable for shares of Common Stock. As discussed under "Compensation Committee Report on Executive Compensation," the issuance of additional options was necessary to retain and attract necessary employees. Employees may believe that if the proposed amendment is not adopted, options for shares of Series C Preferred Stock are not a sufficient inducement to continue working for the Corporation.

   Furthermore, the Board believes that the complexity of modern business financing and acquisition transactions requires greater flexibility in the Corporation's capital structure than now exists. The authorization of additional shares of Common Stock is desirable in order to have a substantial number of authorized shares available for issuance from time to time without further stockholder approval in connection with possible future distributions to stockholders (including stock splits), financings, joint ventures, strategic alliances, acquisitions, public or private offerings, employee benefit plans and other corporate opportunities that may present themselves in the future. Having additional authorized shares available for issuance in the future would give the Corporation greater flexibility and allow shares of Common Stock to be issued without the expense and delay of stockholder action at a special meeting of stockholders unless such action is required by applicable law or the rules of any stock exchange on which the Common Stock may be listed. Such a delay might deprive the Corporation of the flexibility the Board views as important in facilitating the effective use of the Corporation's shares. Except as described above, the Corporation has no plans, understandings, agreements or arrangements concerning the issuance of additional shares of Common Stock not previously authorized for issuance by the Board.

   Another effect of the proposed amendment would be that the Board would have the authority, subject to the limitations set forth above, to issue additional shares of Common Stock that would dilute the voting power of outstanding shares, and thereby possibly impede a proposed tender offer or other attempt by a third party to gain control of the Corporation without Board approval. A portion of such additional shares could, for example, be privately placed with purchasers who might side with the Board in opposing a hostile takeover bid and thus preserve the control of the then existing management. The mere existence of the additional authorized shares of Common Stock could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares of Common Stock also could be used to dilute the stock ownership of a person or entity seeking to obtain control. Accordingly, a future transaction which some, or even a majority, of the holders of Common Stock might deem to be in their best interest, or in which such holders might have the opportunity to receive a premium for their shares over the then market price, might be impeded. As of the date hereof, the Corporation is not aware of any proposed tender offer or other attempt to take control of the Corporation. Holders of the

Common Stock have no preemptive rights with respect to any shares which may be issued in the future. Under Delaware law, stockholders are not entitled to dissenter's rights with respect to the proposed amendment to the Certificate of Incorporation.

   The Board cannot predict what effect, if any, the increase in the number of authorized shares of Common Stock will have on the market price of the Common Stock. An increase in the number of authorized shares of Common Stock may have a depressive effect on the market price of the Common Stock. The issuance of additional shares of Common Stock without further approval of the stockholders would also require the Board to make any determination to issue shares of Common Stock based on its judgment as to the best interests of the Corporation and the stockholders.

   The additional Common Stock to be authorized by adoption of the proposed amendment would have rights identical to the currently outstanding Common Stock of the Corporation. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Corporation, except for effects incidental to increasing the number of shares of the Common Stock outstanding such as dilution of the earnings per share and percentage share of voting rights of current holders of Common Stock. If the proposed amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Corporation's Certificate of Incorporation with the Secretary of State of the State of Delaware.

   If the amendment is approved, the first paragraph of Article Fourth of the Certificate of Incorporation will be amended to read as follows:

   The total number of shares of all classes of capital stock which the corporation is authorized to issue is 100,100,000 shares, of which 100,000,000 shares shall be common stock, par value $.01 per share, and 100,000 shares shall be preferred stock, par value $.01 per share.

   The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting is required to authorize the proposed increase in the authorized number of shares of Common Stock. The Board of Directors has unanimously approved the increase in the number of authorized shares of Common Stock and recommends that stockholders vote "FOR" the proposed increase in authorized shares of Common Stock.

   PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION TO AMEND THE TERMS OF THE
                  CORPORATION'S "BLANK CHECK" PREFERRED STOCK

   On May 1, 1998, the Board of Directors of the Corporation unanimously voted to recommend to the stockholders that the Certificate of Incorporation be amended to amend the terms of the Corporation's "blank check" preferred stock to provide that the Board of Directors of the Corporation may designate shares of preferred stock with voting rights other than one vote per share.

   Under the Certificate of Incorporation, the Board of Directors of the Corporation is authorized to issue up to 100,000 shares of "blank check" preferred stock, par value $.01 per share. The Board of Directors of the Corporation has the flexibility, at any time and without stockholder approval, to determine the designation, powers, preferences, rights and limitations of such shares of preferred stock. Under Delaware law, each share of a corporation's capital stock has one vote, unless Corporation's certificate of incorporation proves otherwise. The amendment of the Certificate of Incorporation of the Corporation would authorize the Board of Directors to designate shares of preferred stock with voting rights other than one vote per share.

   Approval by the Corporation's stockholders of the amendment to the terms of the Corporation's "blank check" preferred stock would allow the Corporation to issue the Convertible Preferred Stock. If the Convertible Preferred Stock is issued, each share would be entitled to one vote for each share of Common Stock
issuable upon conversion of the Convertible Preferred Stock.   In addition, the
proposed amendment would provide the Corporation with the flexibility to address potential future financing and acquisition needs by creating a series of preferred stock customized to meet the needs of a particular transaction. Pursuant to this amendment, the Board of Directors may, without stockholder approval, authorize the issuance of preferred stock with voting rights other than one vote per share which could adversely affect the voting power of the holders of Common Stock.

   The authorization of the Board to designate shares of preferred stock with voting rights other than one vote per share may, in conjunction with Section 203 of the Delaware General Corporation Law (prohibiting certain "business combinations" between a Delaware Corporation whose stock is publicly-traded and an "interested stockholder"), render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Corporation's securities and the removal of incumbent management, even if such actions would be beneficial to the interests of existing stockholders of the Corporation. While the proposed amendment is not designed to prevent a change in control, the Corporation could use the preferred stock to create voting impediments or to frustrate persons seeking to effect a merger or otherwise gain control of the Corporation.

   The authorization of the Board to designate shares of preferred stock with voting rights other than one vote per share has no present effect on the ownership or voting power of the Corporation's existing stockholders except as described above or on the book value or earnings per share of the Common Stock. The Board cannot predict what effect, if any, the authorization of the Board to designate shares of preferred stock with voting rights other than one vote per share will have on the market price of the Common Stock. The authorization of the Board to designate shares of preferred stock with voting rights other than one vote per share may have a depressive effect on the market price of the Common Stock.

   If the amendment is approved, the third paragraph of Article Fourth of the Certificate of Incorporation will be amended to read as follows:

     The board of directors is authorized, subject to limitations prescribed by law and the provisions of this Article Fourth, to provide by resolution or resolutions for the issuance of the shares of preferred stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares included in any such series, and to fix the voting powers, designation, preferences and rights of the shares of any such series and the qualifications, limitations or restrictions thereof.

   The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting is required to authorize the proposed amendment to the terms of the Corporation's "blank check" preferred stock. The Board of Directors has unanimously approved the amendment to the terms of the Corporation's "blank check" preferred stock and recommends that stockholders vote "FOR" the proposed amendment to the terms of the Corporation's "blank check" preferred stock.

                        COMPLIANCE WITH THE EXCHANGE ACT

   The Corporation's executive officers and directors are required under the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Corporation. Based solely on the Corporation's review of the copies of such reports it has received, the Corporation believes that all its executive officers and directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them.

                                 OTHER BUSINESS

   The Board of Directors of the Corporation knows of no other matters to be presented at the Annual Meeting. However, if any other matters properly come before the meeting, or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                             STOCKHOLDER PROPOSALS

   Proposals of stockholders intended to be presented at the next annual meeting of the Corporation's stockholders must be received by the Corporation for inclusion in the Corporation's 1999 Proxy Statement and form of proxy on or prior to October 12, 1998.

                    ANNUAL REPORTS AND FINANCIAL STATEMENTS

   The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "Form 10-K") is being furnished simultaneously herewith. The Form 10-K is not to be considered a part of this Proxy Statement.

   The Corporation will also furnish to any stockholder of the Corporation a copy of any exhibit to the Form 10-K as listed thereon, upon request and upon payment of the Corporation's reasonable expenses of furnishing such exhibit. Requests should be directed to Richard S. Merrick, Chief Executive Officer, 7th Level, Inc., 1110 East Collins Boulevard, Suite 122, Richardson, Texas
75081.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

   The Corporation's financial statements for the years ended December 31, 1997, 1996 and 1995 have been examined by the firm of KPMG Peat Marwick, LLP independent certified public accountants. Representatives of KPMG Peat Marwick, LLP are expected to be present at the Annual Meeting of Stockholders to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

   The Corporation's Board of Directors intends to review the appointment of independent certified public accountants at a meeting subsequent to the Annual Meeting of Stockholders.

                              COST OF SOLICITATION

   The cost of soliciting proxies in the accompanying form has been or will be borne by the Corporation. The Corporation has engaged the firm of MacKenzie Partners, Inc. as proxy solicitors. The fee to such firm for solicitation services is estimated to be $8,500 plus reimbursement of out-of-pocket expenses. In addition, directors, officers and employees of the Corporation may solicit proxies personally or by telephone or other means of communications. Although there is no formal agreement to do so, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Corporation may reimburse them for any attendant expenses.

   It is important that your shares be represented at the meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                                         By Order of the Board of Directors,
                                                    DONALD SCHUPAK
                                                 Chairman of the Board

Dated: June  12, 1998

                                                                       EXHIBIT A

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES

                       AND RIGHTS OF SERIES B CONVERTIBLE

                       PREFERRED STOCK OF 7TH LEVEL, INC.

     7TH LEVEL, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY THAT:

          Pursuant to authority conferred upon the Board of Directors (the "Board") by the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") and pursuant to the provisions of (S)151 of the Delaware General Corporation Law, the Board, at a meeting held on May 1, 1998, adopted the following resolution providing for the voting powers, designations, preferences and rights, and the qualifications, limitations and restrictions of the Series B Convertible Preferred Stock.

          WHEREAS, the Certificate of Incorporation provides for two classes of shares known as common stock, $.01 par value per share (the "Common Stock"), and preferred stock, $.01 par value per share (the "Preferred Stock"); and

          WHEREAS, the Board is authorized by the Certificate of Incorporation to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in any such series and to fix the voting powers, designations, preferences and rights of the shares of any such series and the qualifications, limitations and restrictions thereof.

          NOW, THEREFORE, BE IT RESOLVED, that the Board deems it advisable to, and hereby does, designate a Series B Convertible Preferred Stock and fixes and determines the voting powers, designations, preferences and rights, and the qualifications, limitations and restrictions relating to the Series B Convertible Preferred Stock as follows:

     1. Designation. The shares of such series of Preferred Stock shall be designated "Series B Convertible Preferred Stock" (referred to herein as the "Series B Stock").

     2. Authorized Number. The number of shares constituting the Series B Stock shall be 15,000.

     3. Ranking. The Series B Stock shall rank, as to dividends, rights upon liquidation, dissolution or winding up, senior and prior to the Common Stock and to all other classes or series of stock issued by the Corporation, including, without limitation, the Series C Preferred Stock contemplated to be issued by the Corporation, except as otherwise approved by the affirmative vote or consent of the holders of shares of Series B Stock pursuant to Section 10(c) hereof. (All equity securities of the Corporation to which the Series B Stock ranks prior, whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise, including the Common Stock, are collectively referred to herein as "Junior Securities," all equity securities of the Corporation with which the Series B Stock ranks on a parity, whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise, are collectively referred to herein as "Parity Securities," and all equity securities of the Corporation to which the Series B Stock ranks junior, whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise, are collectively referred to herein as "Senior Securities").

     4.   Dividends.

          (a) Dividend Accrual and Payment. Dividends shall accrue on the shares of Series B Stock on the date of the issuance of the shares of Series B Stock (the "Original Issue Date") (or if shares of Series B Stock are issued after the Original Issue Date, the "Subsequent Issue Date") at the rate of 8% per share per annum (expressed as a percentage of the $1,000 per share liquidation preference (the "Dividend Rate")); provided, however, that in the event the Corporation fails to redeem the Series B Stock on or before the Anniversary Redemption Date (as defined) pursuant to Section 8(a) hereof, the dividend rate on the Series B Stock shall increase 2% per annum on each anniversary of the Anniversary Redemption Date, until such date as the Corporation redeems the Series B Stock. The holders of shares of Series B Stock shall be entitled to receive such dividends when and as declared by the Board, in cash or shares of Common Stock (or fractions thereof) computed by dividing the amount of the dividend by the Market Price (as defined) applicable to such dividend, out of assets legally available for such purpose, quarterly in arrears on the 30th day of January, April, July or October of each year (each of such dates being a "Dividend Payment Date"), commencing October 30, 1998. Such dividends shall be paid to the holders of record at the close of business on the date specified by the Board at the time such dividend is declared, provided, however, that such date shall not be more than 60 nor less than 10 days prior to the applicable Dividend Payment Date. Dividends on the Series B Stock shall be cumulative and shall accrue on each share whether or not earned, from and after the Dividend Payment Date coincident with or next preceding the issuance of such share; provided, however, that dividends payable on the first Dividend Payment Date shall so accrue from and after the date immediately succeeding the Original Issue Date. If the Original Issue Date or the Subsequent Issue Date, as the case may be, is on a date which does not coincide with a Dividend Payment Date, then the dividend accrual period applicable to such shares shall be the period from the Original Issue Date or the Subsequent Issue Date, as the case may be, through whichever of January, April, July or October next occurs after the Original Issue Date or the Subsequent Issue Date, as the case may be. If the date fixed for payment of a final liquidating distribution on any shares of Series B Stock, or the date on which any shares of Series

B Stock are redeemed or converted into Common Stock does not coincide with a Dividend Payment Date, then subject to the provisions hereof relating to such payment, redemption or conversion, the final dividend accrual period applicable to such shares shall be the period from whichever of January, April, July or October most recently precedes the date of such payment, conversion or redemption through the effective date of such payment, conversion or redemption. The rate at which dividends are paid shall be adjusted for any combinations or divisions or similar recapitalizations affecting the shares of Series B Stock. So long as any shares of Series B Stock are outstanding, (i) the amount of all dividends paid with respect to the shares of Series B Stock pursuant to this
Section 4(a) shall be paid pro rata to the holders entitled thereto and (ii) holders of the shares of Series B Stock shall be entitled to receive the dividends provided for in this Section 4(a) in preference to and in priority over any dividends upon any Junior Securities.

          (b) Dividend Limitation on Junior Securities. So long as any shares of Series B Stock are outstanding, the Corporation shall not declare, pay or set apart for payment, any dividend on any Junior Securities or make any payment on account of, or set apart for payment, money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Junior Securities or any warrants, rights, calls or options exercisable or exchangeable for or convertible into any Junior Securities, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than in each case distributions or dividends in Junior Securities to the holder of Junior Securities). Notwithstanding the foregoing, the Corporation may expend up to $1,000,000 to purchase shares of Junior Securities or options to purchase Junior Securities from officers, directors, employees and consultants of the Corporation upon their departure from the Corporation.

          (c) Dividends on Fractional Shares. Each fractional share of Series B Stock outstanding shall be entitled to a ratably proportionate amount of all dividends accruing with respect to each outstanding share of Series B Stock pursuant to Section 4(a) hereof, and all such dividends with respect to such outstanding fractional shares shall be fully cumulative and shall accrue (whether or not declared), and shall be payable in the same manner and at such times as provided for in Section 4(a) hereof with respect to dividends on each outstanding share of Series B Stock.

     5.   Liquidation.

          (a) Liquidation Procedure. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series B Stock shall be entitled, before any distribution or payment is made upon any Junior Securities, to be paid an amount equal to (i) $1,000 per share of Series B Stock, representing the liquidation preference per share of the Series B Stock (as adjusted for any combinations, divisions or similar recapitalizations affecting the shares of Series B Stock) (the "Series B Issue Price"), plus (ii) all accrued and unpaid dividends on the Series B Stock to such date (together with the Series B Issue Price, the "Liquidation Payments"). If upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series B Stock shall be insufficient to permit payment in full to the holders of Series B Stock of the Liquidation Payments, then the entire assets of the Corporation shall be distributed ratably among such holders in proportion to the full respective distributive amounts to which they are entitled.

          (b) Remaining Assets. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the holders of Series B Stock shall have been paid in full the Liquidation Payments, the remaining assets of the Corporation may be distributed ratably per share in order of preference to the holders of Junior Securities in accordance with their terms.

          (c) Notice of Liquidation. Written notice of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, stating a payment date, the amount of the Liquidation Payments and the place where said Liquidation Payments shall be payable, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to each holder of record of Series B Stock at his post office address as shown by the records of the Corporation.

          (d) Fractional Shares. The Liquidation Payments with respect to each outstanding fractional share of Series B Stock shall be equal to a ratably proportionate amount of the Liquidation Payments with respect to each outstanding share of Series B Stock.

     6.   Conversion.

          The holders of the Series B Stock shall have the following conversion rights:

          (a) Conversion. Subject to the limitations set forth below, the Series B Stock shall be convertible at any time, unless previously redeemed (subject to there being sufficient available authorized shares of Common Stock into which to convert), at the option of the holder of record thereof, into the number of fully paid and nonassessable shares of Common Stock equal to the quotient of (x) the aggregate liquidation preference of the shares of Series B Stock being converted divided by (y) the Conversion Price (as defined below) then in effect upon surrender to the Corporation or its transfer agent of the certificate or certificates representing the Series B Stock to be converted, as provided below, or if the holder notifies the Corporation or its transfer agent that such certificate or certificates have been lost, stolen or destroyed, upon the execution and delivery of an agreement satisfactory to the Corporation to indemnify the Corporation from any losses incurred by him in connection therewith.

          (b) Conversion Price; Converted Shares. The initial conversion price of the Series B Stock (the "Conversion Price") shall be equal to $2.00, subject to adjustment as provided in Section 7. If any fractional interest in a share of Common Stock would be deliverable upon conversion of Series B Stock, the Corporation shall pay in lieu of such fractional share an amount in cash equal to the Conversion Price of such fractional share (computed to the nearest one hundredth of a share) in effect at the close of business on the date of conversion. Any shares of Series B Stock which have been converted shall be cancelled and all dividends on converted shares shall cease to accrue and the certificates representing shares of Series B Stock so converted shall represent the right to receive (i) such number of shares of Common Stock into which such shares of Series B Stock are convertible, plus (ii) cash payable for any fractional share, plus (iii) all accrued but unpaid dividends relating to such shares, together with interest thereon, through the date of conversion. Amounts payable with respect to the foregoing clause (iii) shall be paid in cash or additional shares of Common Stock valued at the Market Price thereof on the date of such payment. Upon the conversion of shares of Series B Stock as provided in this Section 6, the Corporation shall promptly pay all then accrued but unpaid dividends to the holder of the Series B Stock being converted. The Board shall at all times, so long as any shares of Series B Stock remain outstanding, reserve a sufficient number of authorized but unissued shares of Common Stock to be issued in satisfaction of the conversion rights and privileges aforesaid. On the date following 270 days after the Original Issue Date, the Conversion Price shall be adjusted to the average of the daily closing prices for the thirty (30) consecutive business days ending on the business day before the day in question (as adjusted for any share dividend, split-up, combination or reclassification that took effect during such thirty (30 ) business day period), valued at the Market Price but the Conversion Price shall not, as a result of this adjustment be less than $1.00 per share, and not greater than $2.00 per share.

          As used herein, "Market Price" means, with respect to the shares of Common Stock, (a) if the shares are listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market, the last reported sales price as reported on such exchange or market; (b) if the shares are not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market, the average of the last reported closing bid and asked quotation for the shares as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or a similar service if NASDAQ is not reporting such information; (c) if the shares are not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market or quoted by NASDAQ or a similar service, the average of the last reported bid and asked quotation for the shares as quoted by a market maker in the shares (or if there is more than one market maker, the bid and asked quotation shall be obtained from two market makers and the average of the lowest bid and highest asked quotation). In the absence of any available public quotations for the Common Stock, the Board shall determine in good faith the fair value of the Common Stock, which determination shall be set forth in a certificate by the Secretary of the Corporation.

          (c) Mechanics of Conversion. In the case of a conversion, before any holder of Series B Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or its transfer agent for the Series B Stock, and shall give written notice to the Corporation of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter and in any case within ten
(10) business days of the Corporation's receipt of the notice of conversion, issue and deliver at such office to such holder of Series B Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. A certificate or certificates shall be issued for the remaining shares of Series B Stock in any case in which fewer than all of the shares of Series B Stock represented by a certificate are converted.

          (d) Issue Taxes. The Corporation shall pay all issue taxes, if any, incurred in respect of the issue of shares of Common Stock on conversion. If a holder of shares surrendered for conversion specifies that the shares of Common Stock to be issued on conversion are to be issued in a name or names other than the name or names in which such surrendered shares stand, then the Corporation shall not be required to pay any transfer or other taxes incurred by reason of the issuance of such shares of Common Stock to the name of another, and if the appropriate transfer taxes shall not have been paid to the Corporation or the transfer agent for the Series B Stock at the time of surrender of the shares involved, the shares of Common Stock issued upon conversion thereof may be registered in the name or names in which the surrendered shares were registered, despite the instructions to the contrary.

          (e) Valid Issuance. All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein shall, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, free from preemptive rights and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

     7. Adjustment of Conversion Price. The number and kind of securities issuable upon the conversion of the Series B Stock and the Conversion Price shall be subject to adjustment from time to time in accordance with the following provisions:

          (a) Certain Definitions.  For purposes of this Certificate:

               (i) The term "Additional Shares of Common Stock" shall mean all shares of Common Stock issued, or deemed to be issued by the Corporation pursuant to paragraph (e) of this Section 7, after the Original Issue Date except:

                    (A) issuances of Common Stock, Convertible Securities and/or
               Options granted or approved to be granted by the Board or a committee thereof prior to the first date of issuance of the Series A Stock;

                    (B) issuances of Common Stock, Convertible Securities and/or
               Options to officers, employees, consultants or directors; provided that such issuances pursuant to this clause (B) in the aggregate do not exceed more than 10% of the shares of Common Stock outstanding, as determined on a fully-diluted basis (the "Management Securities"); and

                    (C) issuances of Common Stock or Series B Stock resulting
               from the provisions of the Securities Purchase Agreement dated as of May 6, 1998 by and among the Corporation, Alpine Associates, a New Jersey Limited Partnership and East West Capital Associates, Inc. and the Securities Purchase Agreement dated as of May 6, 1998 by and among the Corporation and the Purchasers parties thereto relating to the sale of the Series A Preferred Stock (collectively, the "Purchase Agreements"), and in each case the documents executed, filed or delivered in connection therewith.

               (ii)  The term "Common Stock" shall mean (A) the Common Stock and
          (B) the stock of the Corporation of any class, or series within a class, whether now or hereafter authorized, which has the right to participate in the distribution of either earnings or assets of the Corporation without limit as to the amount or percentage.

               (iii) The term "Convertible Securities" shall mean any evidence of indebtedness, shares or other securities (other than the Series B Stock) convertible into or exercisable or exchangeable for Common Stock.

               (iv) The term "Options" shall mean any and all rights, options or warrants (other than the Management Securities) to subscribe for, purchase or otherwise in any manner acquire Common Stock or Convertible Securities.

          (b) Subdivision or Combination of Shares. In case outstanding shares of Common Stock shall be subdivided, the Conversion Price shall be proportionately reduced as of the effective date of such subdivision, or as of the date a record is taken of the holders of Common Stock for the purpose of so subdividing, whichever is earlier. In case outstanding shares of Common Stock shall be combined, the Conversion Price shall be proportionately increased as of the effective date of such combination, or as of the date a record is taken of the holders of Common Stock for the purpose of so combining, whichever is earlier.

          (c) Stock Dividends. In case shares of Common Stock are issued as a dividend or other distribution on the Common Stock (or such dividend is declared), the Conversion Price shall be adjusted, as of the date a record is taken of the holders of Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the earliest of the date of such declaration, payment or other distribution), to the Conversion Price determined by multiplying the Conversion Price in effect immediately prior to such declaration, payment or other distribution by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the declaration or payment of such dividend or other distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after the declaration or payment of such dividend or other distribution. In the event that the Corporation shall declare or pay any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

          (d) Issuance of Additional Shares of Common Stock. If the Corporation shall issue any Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to paragraph (e) below) after the Original Issue Date (other than as provided in the foregoing subsections (b) and (c)), for no consideration or for a consideration per share less than the Market Price in effect on the date of and immediately prior to such issue, then in such event, the Conversion Price shall be reduced, concurrently with such issue, to a price equal to the quotient obtained by dividing:

               (A) an amount equal to (x) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Market Price in effect immediately prior to such issuance or sale, plus (y) the aggregate consideration received or deemed to be received by the Corporation upon such issuance or sale, by

               (B) the total number of shares of Common Stock outstanding immediately after such issuance or sale.

          (e) Deemed Issue of Additional Shares of Common Stock. Except as set forth in subsection (a) above, if the Corporation at any time or from time to time after the Original Issue Date shall issue any Convertible Securities or Options or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options, or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue of Options or Convertible Securities or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

               (i) no further adjustments in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or the issue of Common Stock upon the conversion or exchange of such Convertible Securities;

               (ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issuance of such Options or Convertible Securities (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, upon any such increase or decrease becoming effective, shall be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Conversion Price shall affect Common Stock previously issued upon conversion of the Series B Stock);

               (iii) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue of such Options or Convertible Securities (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                     (A) in the case of Options or Convertible Securities, the
               only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation (x) for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon exercise of the Options or (y) for the issue of all such Convertible Securities which were actually converted or exchanged plus the additional consideration, if any, actually received by the Corporation upon the conversion or exchange of the Convertible Securities; and

                     (B) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised.

               (iv) No readjustment pursuant to clause (ii) or (iii) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (x) the Conversion Price on the original adjustment date or (y) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

               (v) In the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (iii) above.

          (f) Determination of Consideration. For purposes of this Section 7, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

               (i)   Cash and Property.  Such consideration shall:

                     (A) insofar as it consists of cash, be the aggregate amount of cash received by the Corporation; and

                     (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of the issue, as determined in good faith by the vote of a majority of the Board or if the Board cannot reach such agreement, by a qualified independent public accounting firm, other than the accounting firm then engaged as the Corporation's independent auditors.

               (ii) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to paragraph (e) above, relating to Options and Convertible Securities shall be determined by dividing:

                     (A) the total amount, if any, received or receivable by the
               Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                     (B) the maximum number of shares of Common Stock (as set
               forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

          (g) Other Provisions Applicable to Adjustment Under this Section. The following provisions shall be applicable to the adjustments in Conversion Price as provided in this Section 7:

               (i) Treasury Shares. The number of shares of Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Corporation.

               (ii) Other Action Affecting Common Stock. If the Corporation shall take any action affecting the outstanding number of shares of Common Stock other than an action described in any of the foregoing subsections 7(b) through 7(e) hereof, inclusive, which would have an inequitable effect on the holders of Series B Stock, then the Conversion Price shall be adjusted in such manner and at such time as the Board on the advice of the Corporation's independent public accountants may in good faith determine to be equitable in the circumstances.

               (iii) Minimum Adjustment. No adjustment of the Conversion Price shall be made if the amount of any such adjustment would be an amount less than one percent (1%) of the Conversion Price then in effect, but any such amount shall be carried forward and an adjustment in respect thereof shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate an increase or decrease of one percent (1%) or more.

               (iv) Certain Adjustments. The Conversion Price shall not be adjusted upward except in the event of a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock or in the event of a readjustment of the Conversion Price pursuant to Section 7(e)(ii) or (iii).

          (h) Notices of Adjustments. Whenever the Conversion Price is adjusted as herein provided, an officer of the Corporation shall compute the adjusted Conversion Price in accordance with the foregoing provisions and shall prepare a written certificate setting forth such adjusted Conversion Price and showing in detail the facts upon which such adjustment is based, and such written instrument shall promptly be delivered to the recordholders of the Series B Stock.

     8.   Redemption.

          (a) Optional Redemption. On or after April 30, 2005 (the "Anniversary Redemption Date"), the Corporation may elect to redeem all, in whole or in part, outstanding shares of Series B Stock at the Redemption Price (as defined below). The election shall be made by delivering written notice to the holders of record of shares of Series B Stock at their respective address as shown on the records of the Corporation, specifying the place and date of such redemption, at least thirty (30) but not more than sixty (60) days prior to the Anniversary Redemption Date. If such redemption is for less than all shares then outstanding, the shares to be redeemed shall be selected by lot or pro rata.

          (b) Redemption on Change in Control. Upon a Change of Control (as defined below), the Corporation shall submit a written offer (the "Offer") to each holder of Series B Stock to purchase any and all of the Series B Stock owned by such holder at a price per share equal to 200% of the Series B Issue Price plus an amount equal to all accrued and unpaid dividends on the shares of Series B Stock to be so redeemed to the date of redemption (the "Change of Control Redemption Date"). If the holder of Series B Stock desires to sell a number of his shares of Series B Stock, then such holder shall communicate in writing his election to sell such shares (an "Acceptance") to the Corporation within 30 days of the date the Offer was made. The Corporation shall purchase all shares of Series B Stock as to which an Acceptance was received by the Corporation within 30 days after the date of the Offer. If a holder of Series B Stock does not send an Acceptance to the Corporation, then such holder shall be deemed to have consented to the redemption by the Corporation of any Junior Securities also being redeemed in connection with the Change of Control. Any Offer made by the Corporation shall comply with the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder.

          As used herein, a "Change of Control" means when any "person" (as defined in Sections 13(d) and 14(d) of the Exchange Act) or "group" (as defined in Section 13(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) of the Exchange Act), directly or indirectly, of securities of the Corporation representing fifty percent (50%) or more of the combined voting power of the Corporation's then outstanding securities.

          In lieu of making the Offer, the Corporation may, in its discretion, issue to each holder of Series B Stock warrants exercisable for 250,000 shares of Common Stock for each 1,000 shares of Series B Stock, at an exercise price of $.01 per share.

          (c) Redemption on Qualified Offering and Qualified Market. Solely at the election of the Corporation and only (i) (A) after the Corporation shall have completed a Qualified Offering (as defined below) or (B) after the Corporation's Common Stock shall be deemed to constitute a Qualified Market (as defined below), and (ii) if the Corporation shall have sufficient available funds to pay the Redemption Price in full, upon thirty (30) days written notice by the Corporation, each share of Series B Stock shall be redeemed at the Redemption Price, payable in cash on the Qualified Redemption Date (as defined below). A "Qualified Offering" means the Corporation shall have consummated an underwritten public offering of its Common Stock pursuant to an effective registration under the Securities Act in which the Corporation receives gross proceeds of at least $20,000,000 and the price per share of Common Stock for such offering shall be equal to at least 200% of the then effective Conversion Price. A "Qualified Market" means the average of the Market Prices for the Common Stock for 20 consecutive trading days equal to an amount which is at least 200% of the then effective Conversion Price and the aggregate market value of the Common Stock held by non-Affiliates (as defined below) of the Corporation is at least $35,000,000. Upon the achievement of a Qualified Offering or a Qualified Market and the giving of the mandatory redemption notice by the Corporation, the outstanding shares of Series B to be converted shall be redeemed automatically thirty (30) days after such notice without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent (such date being herein referred to as the "Qualified Redemption Date").

          (d) Option to Convert in Lieu of Redemption. Notwithstanding anything to the contrary contained herein, each holder of shares of Series B Stock that does not want the Corporation to redeem the shares of Series B Stock called by the Corporation for redemption shall have the right to convert all or any portion of his shares of Series B Stock into Common Stock at the Conversion Price prior to the Redemption Date (as defined below).

          (e) Redemption Procedure. On or prior to the Anniversary Redemption Date, the Change of Control Redemption Date or the Qualified Redemption Date (collectively, the "Redemption Date"), as the case may be, the Corporation shall deposit the Series B Issue Price (or 200% of the Series B Issue Price in the event of a Change of Control) plus an amount equal to all accrued and unpaid dividends on all outstanding shares of Series B Stock to be so redeemed to the Redemption Date (the "Redemption Price") with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the holders of the shares of Series B Stock, with irrevocable instructions and authority to the bank or trust corporation to pay the Redemption Price for such shares to their respective holders on or after the Redemption Date upon receipt of the certificate or certificates of the shares of Series B Stock to be redeemed. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series B Stock as holders of Series B Stock (except the right to receive the Redemption Price upon surrender of their certificate or certificates) shall cease as to those shares of Series B Stock redeemed, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If on the Redemption Date the funds of the Corporation legally available for redemption of shares of Series B Stock are insufficient to redeem the total number of shares of Series B Stock to be redeemed on such date, then the Corporation shall use those funds which are legally available therefor to redeem the maximum possible number of shares of Series B Stock ratably among the holders of such shares to be redeemed based upon their holdings of Series B Stock. Payments shall first be applied against accrued and unpaid dividends and thereafter against the remainder of the Redemption Price. The shares of Series B Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series B Stock such funds shall immediately be used to redeem the balance of the shares of Series B Stock to be redeemed. No dividends or other distributions shall be declared or paid on, nor shall the Corporation redeem, purchase or acquire any shares of, the Common Stock or any other class or series of stock of the Corporation unless the Redemption Price of all shares elected to be redeemed shall have been paid in full. Until the Redemption Price for a share of Series B Stock elected to be redeemed shall have been paid in full, such share of Series B Stock shall remain outstanding for all purposes and entitle the holder thereof to all the rights and privileges provided herein, including, without limitation, that dividends and interest thereon shall continue to accrue and, if unpaid prior to the date such shares are redeemed, shall be included as part of the Redemption Price as provided in this Section 8(e).

          "Affiliate" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or any other entity or organization including a government or political subdivision or any agency or instrumentality thereof ("Person") (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control, with such Person, or (ii) which beneficially owns or holds ten percent (10%) or more of the voting power of the Corporation. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting power by contract or otherwise.

     9. Notices of Record Dates and Effective Dates. In case: (a) the Corporation shall declare a dividend (or any other distribution) on the Common Stock payable otherwise than in shares of Common Stock; or (b) the Corporation shall authorize the granting to the holders of Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or any other rights; or (c) of any reorganization, share exchange or reclassification of the capital stock of the Corporation (other than a subdivision or combination of outstanding shares of Common Stock), or of any consolidation or merger to which the Corporation is a party or of the sale, lease or exchange of all or substantially all of the property of the Corporation; or (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then the Corporation shall cause to be mailed to the recordholders of the Series B Stock at least 20 days prior to the applicable record date or effective date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of record of Common Stock to be entitled to such dividend, distribution or rights are to be determined or
(ii) the date on which such reclassification, reorganization, share exchange, consolidation, merger, sale, lease, exchange, dissolution, liquidation or winding up is expected to become effective or be consummated, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization share exchange, consolidation, liquidation, merger, sale, lease, exchange, dissolution, liquidation or winding up.

     10.  Voting Rights.

          (a) General. Holders of Series B Stock shall be entitled to notice of all meetings of the Corporation's stockholders. Except as provided herein, in addition to the rights otherwise provided for herein or by law, holders of the Series B Stock shall be entitled to vote, together with the holders of the Common Stock and any other class or series of stock then entitled to vote, as one class on all matters submitted to a vote of stockholders of the Corporation, in the same manner and with the same effect as the holders of the Common Stock. In any such vote, and in any vote or action of the holders of the Series B Stock voting together as a separate class, each share of issued and outstanding Series B Stock shall entitle the holder thereof to one vote per share for each share of Common Stock (including fractional shares) which would be obtained upon conversion of all of the outstanding shares of the Series B Stock held by such holder, rounded up to the nearest one-tenth of a share.

          (b) Appointment of Board of Directors. On the Original Issue Date, the holders of the Series B Stock shall have the right to nominate two (2) members of the Board. Subject to applicable law, the Series B Stock shall vote as a class to elect such nominees. The Corporation acting through its Board, subject to its fiduciary duty and in accordance with its Charter Documents (as defined in the Securities Purchase Agreement, dated as of May 6, 1998 (the "Securities Purchase Agreement"), by and among the Corporation and the purchasers thereto) and applicable Law (as defined in the Securities Purchase Agreement), shall (i) (A) increase the size of its Board by two (2), (B) use its best efforts to elect the nominees of the Series B Stock to the Board to the newly created directorships to hold office until their respective successors are elected at a special or annual meeting of the stockholders, and (C) in connection with any such subsequent election of directors, nominate, recommend and do all other acts and things to cause (including, without limitation, voting all shares for which the Corporation's management or Board holds proxies (including undesignated proxies) unless otherwise provided by the stockholders submitting such proxies) the persons referenced in the preceding clause (B) to be elected to the Board. In the event the directors elected pursuant to this
Section 10(b) shall cease to serve as directors for any reason, the Corporation shall cause (subject to its fiduciary duty and the provisions of its Charter Documents and applicable Law) the vacancies resulting thereby to be filled as promptly as practicable by persons selected by the holders of Series B Stock. Notwithstanding any provision hereof, in the event that less than 25% of the Series B Stock issued and sold pursuant to the Securities Purchase Agreement is outstanding, then the Corporation's obligations set forth in this Section 10(b) shall cease and be of no further effect.

          (c) Protective Provisions. In addition to any other vote or consent of stockholders provided by law or by the Certificate of Incorporation, the Corporation shall not, without the approval by vote or written consent of the holders of not less than 66 2/3% of the then outstanding shares of Series B Stock, voting as a separate class:

               (i) amend, alter or repeal any of the provisions of the Certificate of Incorporation or the Certificate of Designation creating this Series B Stock which would alter or change the powers, preferences or special rights of the shares of Series B Stock so as to affect them adversely, including, but not limited to, increasing or decreasing the par value of the Series B Stock;

               (ii) authorize, increase the number of or issue any Parity Securities or Senior Securities , including, but not limited to, shares of Series B Stock or any other preferred stock (whether or not junior as to dividends and liquidation preference) having earlier mandatory redemption dates than the Series B Stock, or reclassify any Junior Securities into Parity Securities or Senior Securities, or reclassify any Parity Securities into Senior Securities (the expressions "Junior Securities," "Parity Securities" and "Senior Securities" in this clause (ii) to include securities convertible into or exchangeable for options, warrants or other rights to acquire, Junior Securities, Parity Securities or Senior Securities, as the case may be);

               (iii) effect a voluntary liquidation, dissolution or winding up of the Corporation; or

               (iv) establish a new line of business requiring a material investment.

          unless, in any case, at or prior to the time of taking any action referred to in clauses (i) - (iv) above, all shares of Series B Stock shall have been called for redemption (if such redemption would then be permitted in accordance with the provisions hereof) and a sum sufficient to pay the then applicable redemption price thereof and all accrued and unpaid dividends thereon shall have been set aside for payment.

     11.  Preemptive Rights.

          (a) The Corporation shall not issue or sell any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock (the securities issued in such transactions being referred to as the "Newly Issued Securities"), other than any such issuance or sale (i) which is made pursuant to a public offering pursuant to a registration statement declared effective by the Securities and Exchange Commission, (ii) pursuant to a stock option plan or similar plan or agreement approved by the Board, (iii) in exchange, at fair market value, for assets or equipment to be used by the Corporation in the ordinary course of business or (iv) pursuant to any of the Purchase Agreements or the documents executed, filed or delivered in connection therewith, unless prior to the issuance or sale of such Newly Issued Securities each holder of Series B Stock shall have been given the opportunity (such opportunity being herein referred to as the "Preemptive Right") to purchase (on the same terms as such Newly Issued Securities are proposed to be sold) the same proportion of such Newly Issued Securities being issued or offered for sale by the Corporation as (x) the number of shares of Common Stock (calculated solely on account of outstanding Series B Stock on an as converted basis) held by such holder on the day preceding the date of the Preemptive Notice (as defined) bears to (y) the total number of shares of Common Stock (calculated on a fully diluted basis) outstanding on that day.

          (b) At least thirty (30) days prior to the issuance by the Corporation of any Newly Issued Securities, the Corporation shall give written notice thereof (the "Preemptive Notice") to each holder of Series B Stock. The Preemptive Notice shall specify (i) the name and address of the bona fide investor to whom the Corporation proposes to issue or sell Newly Issued Securities, (ii) the total amount of capital to be raised by the Corporation pursuant to the issuance or sale of Newly Issued Securities, (iii) the number of such Newly Issued Securities proposed to be issued or sold, (iv) the price and other terms of their proposed issuance or sale, (v) the number of such Newly Issued Securities which such holder is entitled to purchase (determined as provided in subsection (a) above), and (vi) the period during which such holder may elect to purchase such Newly Issued Securities, which period shall extend for at least thirty (30) days following the receipt by such holder of the Preemptive Notice (the "Preemptive Acceptance Period"). Each holder of Series B Stock who desires to purchase Newly Issued Securities shall notify the Corporation within the Preemptive Acceptance Period of the number of Newly Issued Securities he wishes to purchase, as well as the number, if any, of additional Newly Issued Securities he would be willing to purchase in the event that all of the Newly Issued Securities subject to the Preemptive Right are not subscribed for by the other holders of Series B Stock.

          (c) In the event a holder of Series B Stock declines to subscribe for all or any part of his pro rata portion of any Newly Issued Securities which are subject to the Preemptive Right (the "Declining Preemptive Purchaser") during the Preemptive Acceptance Period, then the other holders of Series B Stock shall have the right to subscribe for all (or any declined part) of the Declining Preemptive Purchaser's pro rata portion of such Newly Issued Securities (to be divided among the other holders of Series B Stock desiring to exercise such right on a ratable basis).

          (d) After the conclusion of the Preemptive Acceptance Period, any Newly Issued Securities which none of the holders elect to purchase in accordance with the provisions of this Section 11, may be sold by the Corporation, within a period of four (4) months after the expiration of the Preemptive Acceptance Period, to any other person or persons at not less than the price and upon other terms and conditions not less favorable to the Corporation than those set forth in the Preemptive Notice.

          (e) The provisions contained in this Section 11 shall expire upon the later of (i) three years from the Original Issue Date or (ii) (A) a Qualified Offering or (B) a Qualified Market.

     12.  Right of First Offer.

          (a) If a holder of Series B Stock (for purposes of this Section, the "Selling Stockholder") desires to sell all or any part of his shares of Series B Stock, pursuant to a bona fide, arm's length offer from a creditworthy third party other than an Affiliate of the Selling Stockholder (the "Proposed Transferee"), the Selling Stockholder shall submit a written offer (the "Offer") to sell all, but not less than all, of such shares of Series B Stock (the "Offered Shares"), to the Corporation, on terms and conditions, including price, not less favorable to the Corporation than those on which the Selling Stockholder proposes to sell the Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the number of Offered Shares proposed to be sold, the total number of shares of Series B Stock owned by the Selling Stockholder, the terms and conditions, including price, of the proposed sale, the address of the Selling Stockholder and any other material facts relating to the proposed sale. In the event of a transfer to an Affiliate, the Affiliate shall be bound by the terms of this Certificate of Designations.

          (b) If the Corporation desires to purchase the Offered Shares, then it shall communicate in writing its election to purchase the Offered Shares (an "Acceptance") to the Selling Stockholder within ten (10) business days of the date the Offer was made.

          (c) If the Corporation declines the Offer to purchase all of the Offered Shares, then the Offered Shares may be sold by the Selling Stockholder at any time within ninety (90) days after the date the Offer was made. Any such sale shall be to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. Any Offered Shares not sold within such 90-day period shall continue to be subject to the requirements of a prior offer pursuant to this Section 12.

          (d) The provisions contained in this Section 12 shall expire upon the later of (i) three years from the Original Issue Date or (ii) (A) a Qualified Offering or (B) a Qualified Market.

      13. Co-Sale Right.

          (a) In the event any of the members of management of the Corporation listed on Schedule 1 attached hereto (the "Management") intend to sell at least 100,000 shares of Common Stock and such sale exceeds 10% of any shares of Common Stock beneficially owned by him to any Person (other than an Affiliate of such seller) (the "Proposed Acquiror") within any twelve month period, each holder of Series B Stock shall have the right with respect to the shares of Common Stock (issuable upon conversion) beneficially owned by him (the "Co-Sale Right") to require the Proposed Acquiror to purchase from him up to that number of shares of Common Stock which is equal to the product of (x) the number of shares of Common Stock proposed to be sold by the Management and (y) a fraction (A) the numerator of which is the number of shares of Common Stock on an as converted basis held by such holder and (B) the denominator of which is the sum of all shares of Common Stock determined on a fully diluted basis. In the event such holder does not elect to sell his proportionate number of shares of Common Stock pursuant to the Co-Sale Right or elects to sell less than the full amount of shares of Common Stock he would be permitted to sell in accordance with the preceding sentence, then such Management stockholder shall be permitted to sell to the Proposed Acquiror an amount of shares of Common Stock which is equal to the total amount of shares of Common Stock initially offered for sale less the number of shares of Common Stock to be sold by the holders of Series B Stock; provided, however, that this clause (a) shall not apply to shares issued upon exercise of Options after the date hereof.

          (b) The Management stockholder shall notify the holders in writing of each such proposed sale. Such notice shall set forth (i) the number of shares of Common Stock proposed to be sold by such Management stockholder, (ii) the maximum number of shares of Common Stock that each holder may include in the sale, (iii) the name and address of the Proposed Acquiror, (iv) the proposed amount of consideration and the terms and conditions of payment offered by the Proposed Acquiror and, in the case of consideration in whole or in part other than cash, the fair market value thereof as determined promptly in good faith by the Board, which determination shall be evidenced by a Board resolution filed with the Corporation, (v) that the Proposed Acquiror has been informed of the Co-Sale Right provided for in this Section 13 and has agreed to purchase shares of Common Stock in accordance with the terms hereof, and (vi) the date and location of and mechanics for closing the transaction.

          (c) The Co-Sale Right may be exercised by each holder of Series B Stock by delivery of a written notice (the "Co-Sale Notice") to the Proposed Acquiror within ten (10) days following his receipt of the notice specified in clause (a) of this Section 13. The Co-Sale Notice shall state the number of shares of Common Stock that such holder proposes to include in the sale to the Proposed Acquiror. If no Co-Sale Notice is received during the 10-day period referred to above, the Management stockholder shall have the right, for a 20-day period after the expiration of the 10-day period referred to above, to sell to the Proposed Acquiror the shares of Common Stock proposed to be transferred on terms and conditions no more favorable to such holder than those stated in the notice specified in clause (a) of this Section
13. Any shares of Common Stock which continue to be held by such Management stockholder after such 20-day period shall again be subject to the provisions of this Section 13.

          (d) The provisions contained in this Section 13 shall expire at such time as a registration statement for the Common Stock issuable upon conversion of the Series B Stock has been declared effective by the Securities and Exchange Commission or upon the later of (i) three years from the Closing Date or (ii)
(A) a Qualified Offering or (B) a Qualified Market.

     14. Limitations on Transactions with Affiliates. The Corporation shall not, and shall not permit, cause or suffer, any of its Subsidiaries (as defined in the Securities Purchase Agreement) to, participate in an Affiliate Transaction, except in good faith and on terms that are no less favorable to the Corporation or such Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arm's length basis from a person not an Affiliate of the Corporation or such Subsidiary. "Affiliate Transaction" means the conduct of business or any transactions or series of transactions by the Corporation or any of its Subsidiaries with or for the benefit of any of their respective Affiliates.

     15. Limitation on Indebtedness. Neither the Corporation nor any of its Subsidiaries shall incur, create, become or be liable, directly or indirectly, in any manner with respect to or permit to exist any Indebtedness in excess $5,000,000 at any one time outstanding until such date as (i) all of the Common Stock underlying the Series B Stock has been registered with the Securities and Exchange Commission and (ii) the Common Stock has traded at an average of at least $4.00 for 30 consecutive trading days. "Indebtedness" means the principal amount of indebtedness incurred for borrowed money and any guaranty of Indebtedness of others entered into by the Corporation, other than customary transactions in the ordinary course of business.

     16. Information Rights. The Corporation shall deliver to the holders of the Series B Stock the same information which is delivered to the holders of the Common Stock. Upon written request, the Corporation shall deliver to the holders of the Series B Stock the Corporation's (i) audited annual financial statements, (ii) unaudited quarterly financial statements and (iii) annual business plan. At any time, upon the request by the holders of at least an aggregate of $1 million of liquidation preference of the Series B Stock the Corporation shall provide such holders and their representatives access to the books, records, Properties (as defined in the Securities Purchase Agreement) and officers of the Corporation so long as such access does not violate any federal or applicable state Law (as defined in the Securities Purchase Agreement); provided, however, that the holders of the Series B Stock agree to maintain the confidentiality of all non-public information received from the Corporation.

     17. No Reissuance of Series B Stock. No share or shares of Series B Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares of Series B Stock shall be canceled, retired and eliminated from the shares of Series B Stock which the Corporation shall be authorized to issue. Any such shares of Series B Stock acquired by the Corporation shall have the status of authorized and unissued shares of Preferred Stock issuable in undesignated Series and may be redesignated and reissued in any series other than as Series B Stock.

     18. Exclusion of Other Rights. Except as may otherwise be required by law, shares of Series B Stock shall not have any voting powers, designations, preferences and rights, other than those specifically set forth herein (as may be amended from time to time) and in the Certificate of Incorporation.

     19. Registered Holders. A holder of Series B Stock registered on the Corporation's stock transfer books as the owner of shares of Series B Stock shall be treated as the owner of such shares for all purposes. All notices and all payments required to be mailed to a holder of shares of Series B Stock shall be mailed to such holder's registered address on the Corporation's stock transfer books, and all dividend and redemption payments to a holder of shares of Series B Stock made hereunder shall be deemed to be paid in compliance hereof on the date such payments are deposited into the mail addressed to such holder at his registered address on the Corporation's stock transfer books.

     20. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     21. Severability of Provisions. If any right, preference or limitation of the Series B Stock set forth herein (as may be amended) from time to time is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such right, preference or limitation (including, without limitation, the dividend rate) shall be enforced to the maximum extent permitted by law and all other rights, preferences and limitations set forth herein (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate this __th day of _______, 1998.



                              7TH LEVEL, INC.


                              By:
                                 -------------------------------
                                 Name:
                                 Title:

                                                                      SCHEDULE 1
                                                                      ----------
                                  MANAGEMENT
                                  ----------

Timothy Cahill

Robert Ezrin

Curt Marvis

Richard Merrick

W. Scott Page

Donald Schupak

PROXY                    7TH LEVEL, INC.                   SERIES A
                                                           PREFERRED STOCK

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             OF THE CORPORATION FOR ANNUAL MEETING OF STOCKHOLDERS
                                  JULY 9, 1998


          The undersigned hereby constitutes and appoints DONALD SCHUPAK and RICHARD S. MERRICK, and each of them, with full power of substitution, attorneys and proxies to represent and to vote all of the shares of Series A Preferred Stock, par value $.01 per share, of 7TH LEVEL, INC. that the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of the Stockholders of 7TH LEVEL, INC., to be held at the offices of 7TH LEVEL, INC., 900 Allen Avenue, Glendale, California, on July 9, 1998 at 11:00 o'clock a.m., local time, and at any adjournment thereof, on all matters coming before said meeting:

     1. ELECTION OF DIRECTORS. Nominees: Donald Schupak, Robert Alan Ezrin, Merv Adelson, James A. Cannavino and Richard S. Merrick (Mark only one of the following boxes.)

             [_] VOTE FOR ALL NOMINEES LISTED ABOVE, EXCEPT VOTE WITHHELD AS TO THE FOLLOWING NOMINEES (IF ANY): __________________

             [_]  VOTE WITHHELD FROM ALL NOMINEES.

     2. PROPOSAL TO APPROVE THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

             [_] FOR          [_] AGAINST         [_] ABSTAIN

     3. PROPOSAL TO APPROVE THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO AMEND THE TERMS OF THE "BLANK CHECK" PREFERRED STOCK.

             [_] FOR          [_] AGAINST         [_]  ABSTAIN

     4. IN THEIR DISCRETION, UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                       (Continue and sign on other side)

(Continued from other side)

       THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES OF THE BOARD OF DIRECTORS, FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO AMEND THE TERMS OF THE "BLANK CHECK" PREFERRED STOCK.

       The undersigned acknowledges receipt of the accompanying Proxy Statement dated June 12, 1998.

                                         Dated: ____________________, 1998

                                         _______________________________

                                         _______________________________
                                           Signature of Stockholder(s)

                                         (When signing as attorney, trustee,
                                         executor, administrator, guardian,
                                         corporate officer, etc., please give
                                         full title.  If more than one trustee,
                                         all should sign.  Joint owners must
                                         each sign.)

                                         Please date and sign exactly as name
                                         appears above.
                                         I plan [_]    I do not plan [_]
                                         to attend the Annual Meeting.

PROXY                            7TH LEVEL, INC.                    COMMON STOCK

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             OF THE CORPORATION FOR ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 9, 1998


          The undersigned hereby constitutes and appoints DONALD SCHUPAK and RICHARD S. MERRICK, and each of them, with full power of substitution, attorneys and proxies to represent and to vote all of the shares of Common Stock, par value $.01 per share, of 7TH LEVEL, INC. that the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of the Stockholders of 7TH LEVEL, INC., to be held at the offices of 7TH LEVEL, INC., 900 Allen Avenue, Glendale, California, on July 9, 1998 at 11:00 o'clock a.m., local time, and at any adjournment thereof, on all matters coming before said meeting:

     1. ELECTION OF DIRECTORS. Nominees: Donald Schupak, Robert Alan Ezrin, Merv Adelson, James A. Cannavino and Richard S. Merrick (Mark only one of the following boxes.)

             [ ] VOTE FOR ALL NOMINEES LISTED ABOVE, EXCEPT VOTE WITHHELD AS TO THE FOLLOWING NOMINEES (IF ANY): __________________

             [ ]  VOTE WITHHELD FROM ALL NOMINEES.

     2. PROPOSAL TO APPROVE THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

              [ ]  FOR          [ ]  AGAINST         [ ]  ABSTAIN

     3. PROPOSAL TO APPROVE THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO AMEND THE TERMS OF THE "BLANK CHECK" PREFERRED STOCK.

              [ ]  FOR          [ ]  AGAINST         [ ]  ABSTAIN

     4. IN THEIR DISCRETION, UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                       (Continue and sign on other side)

(Continued from other side)

       THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES OF THE BOARD OF DIRECTORS, FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO AMEND THE TERMS OF THE "BLANK CHECK" PREFERRED STOCK.

       The undersigned acknowledges receipt of the accompanying Proxy Statement dated June 12, 1998.

                                         Dated: ____________________, 1998

                                         _________________________________

                                         _________________________________
                                            Signature of Stockholder(s)

                                         (When signing as attorney, trustee,
                                         executor, administrator, guardian,
                                         corporate officer, etc., please give
                                         full title.  If more than one trustee,
                                         all should sign.  Joint owners must
                                         each sign.)

                                         Please date and sign exactly as name
                                         appears above.
                                         I plan [ ]   I do not plan [ ]
                                         to attend the Annual Meeting.

                                       2